UNITED STATES
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WASHINGTON, D.C. 20549
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JOHN WILEY & SONS, INC.
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WILEY | UNLOCKING HUMAN POTENTIAL

Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

A message from our Chair

Dear Fellow Shareholders,
On behalf of the Wiley Board of Directors, I want to thank you for your continued confidence and investment in Wiley. Fiscal 2024 was a pivotal year for us. We intensified our focus on our core strengths in Research and Learning. We divested non-core businesses and underperforming assets. We streamlined the organization and right-sized our cost structure.
Under Matt Kissner’s leadership, we have made marked progress in executing and delivering on our financial commitments, driving momentum in our publishing and solutions core, and rallying around AI opportunities. We are poised to take the next step in our exciting journey as a knowledge company. I am energized and optimistic about our future, near and long-term.
One of our most important responsibilities as a Board is selecting the best leader for the Company. To do this, we established a CEO Succession Committee and process that resulted in the unanimous decision to appoint Matt as President and CEO. During a nine-month term as interim he made a significant impact. Matt is a proven leader aligned with our mission and culture, able to deliver strong results. All this makes him the right choice to lead Wiley into the future.
The Wiley that began in 1807 as a print shop in lower Manhattan has become one of the world’s leading sources of knowledge in science, technology, engineering, and business. Today, with value adding technology and tools, our lasting strength remains the development of high-quality knowledge and solutions that help institutions, corporations, and individuals apply that knowledge, making an impact in their fields and careers.
I am proud to be part of the Wiley community of colleagues and customers. What we do in research and learning is good for the world and as needed as ever. We contribute to significant scientific and economic progress enabling and magnifying the work and impact of knowledge seekers around the world. This mission energizes all of us – colleagues, authors, customers, partners, and shareholders.
I want to especially thank our colleagues across the globe for their tireless work and remarkable achievements this year. Your commitment to execution on behalf of customers with camaraderie and commitment is remarkable. Wiley is its people.
Thank you again for your continued trust and confidence as we work to deliver on our time-honored mission and our value creation plans.

All the Best,

Jesse C. Wiley Chair of the Board

A message from our President and Chief Executive Officer

To our Valued Shareholders,
Over the past year, we have become a stronger and more profitable Wiley. We moved decisively to simplify our portfolio and focus on our Research and Learning core while driving operating efficiency and publishing innovation. We executed at a consistently high level and met and exceeded our guidance and other stated objectives. We enter a new year with strong business momentum, meaningful margin expansion, and a renewed sense of optimism across the organization.
2024 marks our 217th year. Today’s Wiley enables the creation of new knowledge and its application in critical areas of the global knowledge economy - in science, learning and innovation. Our authoritative content, tools, and services are entrusted by the most admired institutions and companies in the world, prestigious societies, and Nobel Prize-winning authors. Millions of researchers and learners depend on Wiley for their personal and professional advancement. After 217 years, Wiley remains as relevant as ever.
Our culture has always been the heart of our success. To that end, I am grateful to our wonderful colleagues around the world. They rose to the occasion this year and drove a rapid recovery in our core, took advantage of artificial intelligence opportunities, and delivered on our value plan commitments.
I am grateful to our world-class Board of Directors. Over the past year, their independent perspectives and shared insights have been hugely beneficial to our Company and its success, and ultimately to our Shareholders.
We are fully confident in our direction of travel as we continue to execute on our value plans and move decisively on the publishing, solutions, optimization, and innovation opportunities in front of us. On behalf of the Wiley leadership team, I want to thank you for your continued support and confidence. We appreciate all of you.
We are pleased to invite you to attend the 2024 Annual Meeting of Shareholders of John Wiley & Sons, Inc., to be held on September 26, 2024, at 8:00 am EDT. Details for accessing the webcast are in the Notice of Meeting included in this Proxy Statement.

Best regards,

Matthew S. Kissner President and CEO

111 River Street, Hoboken, NJ 07030-5774, U.S.
T +1 201 748 6000
F +1 201 748 5800
www.wiley.com

Notice of Annual Meeting of Shareholders

Date and Time	Advanced Voting Methods
The 2024 Annual Meeting will be held on Thursday, September 26, 2024, at 8:00 A.M. EDT.
Location
The 2024 Annual Meeting of Shareholders of John Wiley & Sons, Inc. will be held online at www.virtualshareholdermeeting.com/WLY2024
Internet: You will need the 16-digit number included in your proxy card, voting instruction form or notice – www.proxyvote.com

Telephone: Call the phone number located on your proxy card or voting instruction form

Mail: Complete, sign, date and return your proxy card or voting instruction form in the envelope provided
Items to be Voted Upon
1.Elect a Board of Directors of ten (10) directors, of whom three (3) are to be elected by the holders of Class A Common Stock voting as a class and seven (7) are to be elected by the holders of Class B Common Stock voting as a class;
2.Ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending April 30, 2025;
3.Approve, on an advisory basis, the compensation of our named executive officers; and
4.Transact such other business as may properly come before the meeting or any adjournments thereof.
Who may vote
Shareholders of record at the close of business on July 31, 2024, will be entitled to notice of, and to vote at, the Annual Meeting.
Attending the Virtual Meeting
The Annual Meeting will be a virtual meeting of shareholders. During the virtual Annual Meeting, you may ask questions, and you will be able to vote your shares electronically. Your vote is very important. Whether or not you plan to attend the Annual Meeting virtually, please promptly vote by telephone or over the Internet, or by completing, signing, dating, and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting.
Even if you execute this proxy, vote by telephone, or vote via the Internet, you may revoke your proxy at any time before it is exercised by giving written notice of revocation to the Corporate Secretary of the Company, by executing and delivering a later-dated proxy (either in writing, by telephone, or via the Internet), or by voting online at the Annual Meeting.
The official Notice of Meeting, Proxy Statement, and separate forms of proxy for Class A and Class B shareholders are included. The matters listed in the Notice of Meeting are described in this Proxy Statement.
By Order of the Board of Directors,
Marjorie Pierre-Merritt
Corporate Secretary and Chief Governance Counsel
Hoboken, NJ
August 14, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on September 26, 2024.
Our Notice of Annual Meeting, Proxy Statement and Annual Report for the fiscal year ended April 30, 2024, are available at www.proxyvote.com.
We are making the Proxy Statement and the form of proxy first available on or about August 14, 2024.

This Proxy Statement contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition, and results of operations. The Securities and Exchange Commission (SEC) encourages companies to disclose forward-looking information so that investors can better understand a company’s prospects and make informed investment decisions. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “should,” “estimates,” “expects,” “intends,” “potential,” “seek,” “predict,” “may,” “will,” and similar references to future periods. All statements other than statements of historical facts included in this report regarding our strategies, prospects, financial condition, operations, costs, plans, and objectives are forward-looking statements. Examples of forward-looking statements include, among others, anticipated restructuring charges and savings, operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those described in any forward-looking statements. Any such forward-looking statements are based upon many assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond our control, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment by Wiley in new technologies and products; (ii) subscriber renewal rates for our journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key retailers; (vi) the seasonal nature of our educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) our ability to protect our copyrights and other intellectual property worldwide; (ix) our ability to successfully integrate acquired operations and realize expected opportunities; (x) the ability to realize operating savings over time and in fiscal year 2025 in connection with our multiyear Global Restructuring Program and planned and completed dispositions; (xi) the possibility that the divestitures will not be pursued, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to planned dispositions; (xii) cyber risk and the failure to maintain the integrity of our operational or security systems or infrastructure, or those of third parties with which we do business; (xiii) as a result of acquisitions, we have and may record a significant amount of goodwill and other identifiable intangible assets and we may never realize the full carrying value of these assets; (xiv) our ability to leverage artificial intelligence technologies in our products and services, including generative artificial intelligence, large language models, machine learning, and other artificial intelligence tools; and (xv) other factors detailed from time to time in our filings with the SEC. We undertake no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.
NON-GAAP FINANCIAL MEASURES
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Revenue,” "Free Cash Flow Less Product Development Spending" and results on a constant currency basis to assess underlying business performance and trends. Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of divestitures and acquisitions provide a useful comparable basis to analyze operating results and earnings.

Proxy Statement Summary
This summary highlights certain information contained in this Proxy Statement. You should read the entire Proxy Statement carefully before you vote.
Matters to be voted on at our 2024 Annual Meeting of Shareholders
Shareholders of John Wiley & Sons, Inc. ("the Company" or "Wiley") will be asked to vote on the following matters at the Annual Meeting of Shareholders. Whether or not you plan to attend the Annual Meeting, we encourage you to promptly submit your proxy with your voting instructions. You may do this over the Internet, as well as by telephone or mail.

Proposal	Description	Board's Recommendation	Page

1	Election of 10 Director Nominees	FOR each Nominee	9
2	Ratification of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending April 30, 2025 (Ratification Proposal)	FOR	49
3	Approve, on an advisory basis, the compensation of our named executive officers (Say-On-Pay Proposal)	FOR	51

2024 Proxy Statement	1

Proxy Statement Summary

About Wiley in Fiscal Year 2024

Wiley is one of the world's largest publishers and a trusted leader in research and learning. Our industry-leading content, services, platforms, and knowledge networks are tailored to meet the evolving needs of our customers and partners, including researchers, students, instructors, professionals, institutions, and corporations. For more than two centuries Wiley has been delivering on its timeless mission to unlock human potential, empowering knowledge-seekers to transform today's biggest obstacles into tomorrow's brightest opportunities.

$1.6B in Adjusted Revenue
$369M Adjusted EBITDA
$114M Free Cash Flow

30 consecutive years of dividend increases

6,400* colleagues in 23 countries and more than 40 locations around the globe

45M Research articles hosted; 50% of global archive

10,000+ Research institutions served

800+ society partners

No. 1 Research publishing platform

Nearly 2,000+ Wiley and partner journals published

4.6B Annual reader sessions on Literatum

No. 1 Business and management publisher

No. 1 Chemistry & chemical engineering publisher

15M+ Academic and professional books sold annually

Research

Research Publishing: Scholarly journal publishing in scientific, technical, and medical domains, as well as social sciences & humanities

Research Solutions: Journal publishing technology and support services for societies and publishers; databases, advertising, and recruiting platforms

Learning

Academic: STEM learning platforms for higher education students; advanced STEM and social science content for academic and professional learners

Professional: Business, finance, and technology content for professionals; team profiling and development to enhance workplace performance

*6,400 colleagues worldwide include approximately 870 placement candidates in the divested Wiley Edge product offering and employees in our divested businesses and held for sale assets.

2	2024 Proxy Statement

Proxy Statement Summary
Fiscal 2024 Business Overview
In the fiscal year ended April 30, 2024 (“fiscal year 2024”, "FY 2024" or "FY24"), we drove strong underlying momentum in our core and rallied around new artificial intelligence ("AI") opportunities while accelerating our value creation plans, including divesting non-core businesses and realizing significant cost savings. We delivered Adjusted Revenue in the higher end of our guidance range, exceeded our fiscal year 2024 Adjusted EBITDA and Adjusted EPS guidance, and executed an important Generative AI content rights project.
From a Generally Accepted Accounting Principles in the United States of America (“GAAP”) perspective, fiscal year 2024 was a transitional year for Wiley as we divested non-core businesses and right-sized the organization to become a higher performing and more profitable company. Structural changes and transition year dynamics were evident in the Company's GAAP results. The decline in GAAP Revenue was largely due to completed divestitures or declines in held for sale assets. The decline in GAAP Operating Income and GAAP earnings per share ("EPS") loss was largely due to a combination of multiple non-cash impairments related to divested assets, businesses held for sale and restructuring charges. The decline in Cash from Operations was due to lower cash earnings this year and higher restructuring payments.

US GAAP Results

Revenue	GAAP Operating Income
$1,873M	$52M
down 7% from the prior year	down 6% from the prior year

GAAP EPS	Cash from Operations
$(3.65)	$208M
down $3.96 from the prior year	down 25% from the prior year

2024 Proxy Statement	3

Proxy Statement Summary
Adjusted Results

Adjusted Revenue	Adjusted EBITDA	Adjusted Operating Income
$1,617M	$369M	$195M
down 1% from the prior year	down 3% from the prior year	down 8% from the prior year

Adjusted EPS	Free Cash Flow
$2.78	$114M
down 19% from the prior year	down 34% from the prior year
*All variances are at constant currency, excluding Held for Sale or Sold segment results, except Free Cash Flow, and are on a year-over-year basis.

Adjusted Revenue was down 1%, on a constant currency basis, mainly due to the Hindawi publishing disruption in Research Publishing and market conditions in Research Solutions offsetting growth in Learning. Adjusted Revenue on a segment basis, at constant currency, is illustrated as follows:
■Research was down 4% to $1,043 million.
■Learning was up 5% to $574 million.
On a constant currency basis, Adjusted EBITDA declined 3% as compared with the prior year but exceeded guidance due to Learning out-performance and accelerated cost savings from its value creation plan. Adjusted EBITDA margin of 22.8% for fiscal year 2024 was modestly lower than prior year, but ahead of original expectations.
Adjusted EBITDA margins on a segment basis, at constant currency, is illustrated as follows:
■Research was 31.8%, down from 34.9% in the prior year
■Learning was 34.9%, up from 28.9% in the prior year
Adjusted Operating Income was down 8%, at constant currency, compared to prior year largely due to revenue performance, but exceeded expectations due to Learning out-performance and accelerated cost savings.

4	2024 Proxy Statement

Proxy Statement Summary
Adjusted EPS decreased 19% primarily due to lower adjusted Operating Income, which was further impacted by higher interest, a higher Adjusted Effective Tax Rate, and higher pension expense. Adjusted EPS also exceeded the Company's full year guidance.
Finally, Free Cash Flow of $114 million was down by $59 million compared to the prior year. Results were due to lower cash provided by operating activities and higher restructuring and interest payments, partially offset by lower capital expenditures.
For reconciliation to the GAAP measures and defined terms, see the Company’s most recent Form 10-K on our Investor Relations website at https://investors.wiley.com/financials/sec-filings. For more information on the Company and its Q4 and fiscal year 2024 earnings performance and outlook, visit https://investors.wiley.com/financials/quarterly-results.

2024 Proxy Statement	5

Proxy Statement Summary
Corporate Governance Highlights

. Independence
■8 of 10 current directors are independent
■Standing Board committees comprised 100% of independent directors
■Regular executive sessions of independent directors at Board meetings (chaired by the Chair of the Executive Committee) and committee meetings (chaired by independent committee chairs)
■Director access to internal and external expert advisors
■Separate Board Chair and Chief Executive Officer ("CEO") roles

. Board Refreshment, Development and Succession Planning
■Comprehensive Board succession outlook and planning process
■Focus and commitment to actively seek out highly qualified women and underrepresented candidates, as well as candidates with diverse backgrounds, skills and experiences, to include in the pool from which Board nominees are chosen. (20% of current directors are female and 20% are ethnically diverse, with 2 female directors holding Board leadership roles as committee chairs)
■Annual Board and Committee self-evaluations and periodic individual director evaluations
■Continual review of Board composition, considering skills, experience and attributes of existing directors, individually and as a group
■Regular Board refreshment and mix of tenure of directors (3 of the director nominees joined the Board within the last 5 years)
■Director retirement age of 75
■Comprehensive director orientation and ongoing director education program
■Annual election of all Board directors

. Compensation Governance
■Performance-based compensation and incentive payments based on financial results relative to pre-established targets
■Rigorous director and executive stock ownership requirements
■Appropriate director compensation structured in a manner that is aligned with shareholder interests
■Prohibit pledging, hedging, short sales, and derivative transactions by directors, officers and colleagues
■Stringent clawback policy
■No related party transactions

. Risk Management
■Board and committees take an active role in the Company’s strategy, risk oversight and risk management processes, including active oversight of Environmental, Social & Governance ("ESG"), and human capital management
■Board oversight of cybersecurity risks, policies, controls and procedures

. Other Board Best Practices
■Global Code of Conduct applicable to directors and all colleagues that includes an annual certification requirement ■Strong director meeting attendance ■Monitoring of outside board service levels
■Board and the Executive Compensation and Development Committee (the "ECDC" or "Compensation Committee") annually engage in comprehensive senior management succession planning
■Oversight of our human capital talent development, Diversity, Equity and Inclusion ("DEI"), and corporate culture initiatives by the ECDC, including regular talent reviews
■Consistent periodic review of emergency and non-emergency CEO succession

6	2024 Proxy Statement

Proxy Statement Summary
Director Skills and Experience
The following matrix displays the skill areas of each director, whether the experience was gained through a board seat and/or a leadership role
*Mr. Kissner served as a director from 2003 through 2019. He was appointed as a director again in October, 2023.

2024 Proxy Statement	7

Proxy Statement Summary
Director Highlights
Our Board regularly evaluates desired attributes in light of the Company’s strategy and evolving needs. We believe our directors bring a diverse and well-rounded range of attributes, viewpoints and experiences, and represent an effective mix of deep company knowledge and fresh perspectives. Below are highlights about our directors.
Overall diversity

Director service and independence

3
Directors joined in the last five years

11.3 years
Average tenure

80% independence
8 out of 10 Directors are independent

8	2024 Proxy Statement

Proposal 1. Election of Director Nominees
Our Board believes that it should possess a combination of skills, professional experience and diversity of viewpoints necessary to oversee our business, together with the relevant technical skills or financial acumen that demonstrates an understanding of the financial and operational aspects and associated risks of an organization like Wiley. The Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience and background sought of Board members. The Governance Committee and Board review and assess the continued relevance of, and emphasis on, these factors as part of the Board’s annual self-evaluation and in connection with candidate searches. The Governance Committee and Board have identified the skill sets described in the Director Skills and Experience table as the most important to the successful implementation of the Company’s long-term strategic plan. The Governance Committee and Board also consider the manner in which each director nominee’s qualities (i) complement those of other Board members, (ii) fit within the context of the Company’s current and future needs, and (iii) contribute to the functioning of the Board as a whole, including with respect to diversity. Diversity includes business experience, thought, age, ancestry, race, sex, gender, gender identity, gender expression, sexual identity, sexual orientation, disability, and other personal characteristics. Information about each director nominee’s specific experience, qualifications and skills can be found in the biographical information beginning on page 10.
We believe each of the Board’s nominees meets the qualifications, skills and expertise established by the Board for continuing service on the Board, including the areas that are critical to the Company’s strategy and operations, and will continue to collectively serve in the best interests of the shareholders and Company.

Director Nominees
There are ten (10) director nominees for election this year. Except when the Board fills a vacancy occurring during the year preceding the next Annual Meeting of Shareholders, all directors are elected annually and serve a one-year term until the next Annual Meeting. The Board has affirmatively determined that the director nominees, except Messrs. Kissner and Wiley, are independent under the applicable rules of the New York Stock Exchange ("NYSE"). Unless contrary instructions are indicated or a proxy is previously revoked, it is the intention of management to vote proxies received for the election of the persons named below as directors.
Directors of each class are elected by a plurality of votes cast by that class. If you do not wish your shares to be voted for particular nominees, please so indicate in the space provided on the proxy card, or follow the directions given by the telephone voting service or on the Internet voting site. The holders of Class A Stock are entitled to elect 30% of the entire Board and, if 30% of the authorized number of directors is not a whole number, the holders of Class A Stock are entitled to elect the nearest higher whole number of directors that is at least 30% of such membership. As a consequence, three (3) directors will be elected by the holders of Class A Stock. The holders of Class B Stock are entitled to elect seven (7) directors.
Any nominee Director who receives a greater number of “withheld” votes from his or her election than “for” votes shall tender his or her resignation for consideration by the Governance Committee. The Governance Committee shall recommend to the Board the action to be taken with respect to such resignation. All of the nominees are currently directors of the Company. Jesse Wiley, Christina Van Tassell and Deirdre Silver have agreed to represent shareholders submitting proper proxies by mail, via the Internet, or by telephone, and to vote for the election of the nominees listed herein, unless otherwise directed by the authority granted or withheld on the proxy cards, by telephone or via the Internet. Although the Board has no reason to believe that

2024 Proxy Statement	9

Proposal No. 1 - Election of Directors
any of the persons named below as nominees will be unable or decline to serve, if any such person is unable or declines to serve, the persons named above may vote for another person at their discretion.

Director Biographies
Directors to be Elected by Class A Shareholders and their Qualifications

Beth A. Birnbaum
Ms. Birnbaum is a senior technology leader with over 20 years of experience in product, general management, operations and strategy. Most recently, Ms. Birnbaum served as Chief Operating Officer from 2017 to 2018 at PlayFab prior to its acquisition by Microsoft Corporation (Nasdaq: MSFT). Prior to PlayFab, Ms. Birnbaum served in a variety of roles at GrubHub (NYSE: GRUB) from 2011 to 2016, most recently as Senior Vice President of product, where she led product management, user experience and design during GrubHub's growth from a startup to a public company. She currently serves on the Board of Directors of Root, Inc. (Nasdaq: ROOT), the parent company of Root Insurance Company. Ms. Birnbaum also serves on the board of several private companies, including Bridge Legal Holdings, Inc., Fandom Inc., and Recycle Track Systems, Inc. She also serves on the board of non-profit Forterra NW and as a trustee of Partners In Health. Ms. Birnbaum is Diligent Climate Leadership Certified.

Age: 52 Director Since: 2018 Wiley Committees: ▪Digital Product and Technology Committee (Chair) ▪Governance Committee	Current Outside Directorships: ▪Bridge Legal Holdings, LLC ▪Fandom Inc. ▪Forterra NW ▪Partners In Health ▪Recycle Track Systems, Inc. ▪Root, Inc. (NASDAQ: ROOT)	Former Directorships Held During the Past Five Years: ▪Foodee Media, Inc. (2021) ▪GawkBox, Inc. (2019) ▪Ripl, Inc. (2022)

Skills & Qualifications:

10	2024 Proxy Statement

Proposal No. 1 - Election of Directors

Brian O. Hemphill
Dr. Hemphill has extensive executive leadership experience in academia, bringing insight into the needs and practices of the academic community critical for developing and innovating new business models in our key businesses. Dr. Hemphill has served as Old Dominion University's (ODU) ninth president since 2021 and previously served as Radford University's seventh president from 2016 to 2021. Dr. Hemphill has also held senior roles at various educational institutions earlier in his career, including the University of Arkansas-Fayetteville, Northern Illinois University, and West Virginia State University. In his role as President of ODU, Dr. Hemphill serves on various boards and commissions. He also serves on the boards of Jefferson Science Associates, LLC and Preston Hollow Community Capital.

Age: 54 Director Since: 2022 Wiley Committees: ▪Digital Product and Technology Committee ▪Governance Committee
Current Outside
Directorships:
▪Greater Norfolk Corporation
▪Hampton Roads Maritime Collaborative for Growth & Innovation
▪Hampton Roads Biomedical Research Consortium
▪Hampton Roads Chamber of Commerce
▪Jefferson Science Associates, LLC
▪ODU Board of Trustees: Educational Foundation, Research Foundation, Athletic Foundation, and Real Estate
▪Preston Hollow Community Capital

Former Directorships Held During the Past Five Years:
▪American Association of State Colleges and Universities (AASCU) (2023)
▪Carilion New River Valley Medical Center (2021)
▪Genedge (2022)
▪Roanoke Higher Education Center (2021)
▪Southwest Virginia Higher Education Center (2021)
▪The Lebron James Family Foundation I Promise Institute Bureau (2023)

Skills & Qualifications:

2024 Proxy Statement	11

Proposal No. 1 - Election of Directors

Inder M. Singh
Mr. Singh has extensive finance and corporate management experience, as well as knowledge in the technology and infrastructure sectors in both developed and emerging markets, having served as Executive Vice President and Chief Financial Officer of Arm Limited from 2019 to 2022. From 2016 to 2019, Mr. Singh served as Senior Vice President and Chief Financial Officer, and in 2016, as Chief Strategy and Marketing Officer, of Unisys Corp. Prior to that, Mr. Singh was a Managing Director at SunTrust Bank's equities unit from 2013 to 2016, and a Senior Vice President in finance at Comcast Corporation from 2012 to 2013. Mr. Singh is currently a member of the Board of Directors of IonQ (NYSE: IONQ), Axelera AI, ICEYE, and the advisory board of Resonance. He has advised startups as a member of Columbia University's Entrepreneurship Advisory Board and Engineering Development Council. He has also participated as a project advisor for the U.S. Department of Homeland Security and other agencies on national security and critical infrastructure matters.

Age: 65 Director Since: 2021 Wiley Committees: ▪Audit Committee ▪Digital Product & Technology Committee	Current Outside Directorships: ▪Axelera AI ▪IonQ (NYSE: IONQ) ▪ICEYE ▪Resonance	Former Directorships Held During the Past Five Years: ▪Affinity Federal Credit Union

Skills & Qualifications:

The Board recommends a vote "FOR" the election of all Director Nominees.

12	2024 Proxy Statement

Proposal No. 1 - Election of Directors
Directors to be Elected by Class B Shareholders and their Qualifications

Mari J. Baker	Ms. Baker has over 20 years of board service in public, private and non-profit environments. She is an experienced general manager and business leader, and has held a number of executive officer positions in public and private companies primarily in technology fields, including roles as Chief Executive Officer of PlayFirst, Inc. and Navigenics, Inc., Chief Operating Officer of Velti, plc (Nasdaq: VELT), President of BabyCenter, Inc., a Johnson and Johnson company (NYSE: JNJ), and SVP/General Manager at Intuit, Inc. (Nasdaq: INTU). She has also been involved in venture capital, higher education, and executive leadership communities, in various capacities, including serving on the Board of Trustees of Stanford University. Ms. Baker also currently serves on the board of Blue Shield of California, where she chairs the Audit Committee.

Age: 59 Director Since: 2011 Wiley Committees: ▪Governance Committee (Chair) ▪Executive Compensation and Development Committee	Current Outside Directorships: ▪Blue Shield of California	Former Directorships Held During the Past Five Years: ▪Healthline, Inc. (2020) ▪GoShip, Inc. (2023) ▪Quicken, Inc. (2021)

Skills & Qualifications:

2024 Proxy Statement	13

Proposal No. 1 - Election of Directors

George D. Bell, Jr.
Mr. Bell has more than 30 years of entrepreneurial experience in creating and growing consumer-facing and software businesses as a Chief Executive Officer as well as significant experience and insights in technological advancement and operations. Mr. Bell has been a Senior Partner at Archer Venture Capital since 2018. He was affiliated with General Catalyst Partners, a venture capital and private equity firm, as a Managing Director and then an Executive in Residence, from 2006 to 2017. Mr. Bell is also the founder of The Outdoor Life Network (now NBC Sports Network), a recipient of the Ernst & Young Entrepreneur of the Year Award for California and New England; and a four-time Emmy Award-winning producer and writer of documentaries on adventure, wildlife, and vanishing cultures. Mr. Bell serves on the boards of several private companies, including Later (formerly Mavrck) and the Association of College and University Educators. He also serves on the boards of several non-profit organizations, including the Gulf of Maine Research Institute and Squash Busters.

Age: 67 Director Since: 2014 Wiley Committees: ▪Executive Compensation and Development Committee (Chair) ▪Audit Committee	Current Outside Directorships: ▪Association of College and University Educators ▪Gulf of Maine Research Institute ▪Later (formerly Mavrck) ▪Squash Busters ▪Trust for Public Land	Former Directorships Held During the Past Five Years: ▪Angie's List (2020) ▪Care.com, Inc. (2020) ▪Helpsy (2023) ▪Material Bank (2024) ▪Place IQ (2021)

Skills & Qualifications:

14	2024 Proxy Statement

Proposal No. 1 - Election of Directors

David C. Dobson
Mr. Dobson has over 30 years of experience in transforming and building global technology and service organizations as well as extensive experience in senior leadership positions. Mr. Dobson has been Chief Executive Officer of Epiq, a global provider of legal and business services, since 2019, and also serves on its board of directors. Previously, Mr. Dobson was the Chief Executive Officer of Digital River from 2013 to 2018 and served as Vice Chairman of the Digital River's Board of Directors until 2019. From 2010 to 2012, Mr. Dobson served as Executive Vice President and Group Executive, Global Lines of Business, at CA Technologies. From 2009 to 2010, Mr. Dobson served as President of Pitney Bowes Management Services, Inc., a wholly owned subsidiary of Pitney Bowes, Inc.

Age: 62 Director Since: 2017 Wiley Committees: ▪Executive Compensation and Development Committee ▪Executive Committee	Current Outside Directorships: ▪Epiq	Former Directorships Held During the Past Five Years: ▪Digital River (2019) ▪Versapay (2020)

Skills & Qualifications:

2024 Proxy Statement	15

Proposal No. 1 - Election of Directors

Matthew S. Kissner
Mr. Kissner was appointed the President and CEO of the Company effective July 8, 2024. Prior to Mr. Kissner's appointment, he served as interim President and CEO from October 2023 to July 2024 and as Director since October 2023. He also served as a Group Executive at the Company from 2019 through 2021 and provided transition and subsequently consulting services from 2021 to immediately prior to his appointment as interim CEO in October 2023. Mr. Kissner also was a director of the Company from 2003 to 2019, serving as the first non-Wiley family member as Chair from 2015 to 2019. He also served as an interim President and CEO of Wiley from May 2017 to December 2017. Mr. Kissner is a former Executive Vice President and Group President of Pitney Bowes and has held leadership positions at Banker's Trust, Citigroup, and Morgan Stanley. Additionally, Mr. Kissner has been an Operating Partner working with Private Equity Firms, where he served as an Executive Chairman and a Director of a number of businesses.

Age: 70 Director Since: 2003-2019; 2023* Wiley Committees: ▪None	Current Outside Directorships: ▪Regional Plan Association	Former Directorships Held During the Past Five Years: ▪None

Skills & Qualifications:
*Mr. Kissner served as a director from 2003 through 2019. He was appointed as a director again in October, 2023.

16	2024 Proxy Statement

Proposal No. 1 - Election of Directors

Raymond W. McDaniel, Jr.
Mr. McDaniel is a seasoned non-executive director, having served as the non-executive Chair of the Board of Directors of Moody's Corporation from 2021 to 2023 and Chair from 2005 to 2012 and a member of the board from 2003 to 2023. Mr. McDaniel is also a global leader with extensive strategic and operational knowledge in a highly regulated financial services environment and experience in implementing international business expansion, including the launch of new products. He previously served as the Chief Executive Officer of Moody's Corporation for over 15 years from 2005 through 2020 as well as held additional roles in senior leadership, including as President and Chief Operating Officer of Moody's Corporation. Mr. McDaniel serves on the board of directors of Raymond James Financial (NYSE: RJF) and as a Trustee on the Muhlenberg College Board.

Age: 66 Director Since: 2005 Wiley Committees: ▪Audit Committee (Chair) ▪Executive Committee	Current Outside Directorships: ▪Muhlenberg College ▪Raymond James Financial (NYSE: RJF)	Former Directorships Held During the Past Five Years: ▪Moody's Corporation (2023) (NYSE: MCO)

Skills & Qualifications:

2024 Proxy Statement	17

Proposal No. 1 - Election of Directors

William J. Pesce
Mr. Pesce has extensive experience with leading a global public company, strategic planning, financial planning and analysis, acquisitions and partnerships, and investor relations. In addition, through his active engagement in the academic community and investing in early-stage companies, he has exposure to innovative, technology-enabled business models. He served as Wiley's 10th President and Chief Executive Officer for 13 years from 1998 to 2011, when he retired after nearly 22 years. Mr. Pesce is a member of the Board of Trustees of William Paterson University. Mr. Pesce is also a benefactor and advisor to the Pesce Family Mentoring Institute at William Paterson University. He served on the Board of Overseers of New York University's Stern School of Business for 17 years until 2005. Mr. Pesce also launched Pesce Family Ventures, LLC in 2015 with the aim to invest in early-stage companies, particularly entities that leverage enabling technology to serve customers.

Age: 73 Director Since: 1998 Wiley Committees: ▪Executive Committee (Chair)	Current Outside Directorships: ▪William Paterson University ▪Pesce Family Ventures, LLC	Former Directorships Held During the Past Five Years: ▪None

Skills & Qualifications:

18	2024 Proxy Statement

Proposal No. 1 - Election of Directors

Jesse C. Wiley
Mr. Wiley is a 7th generation member of the Wiley family and brings to the Board deep knowledge and appreciation of the contributions Wiley makes to research, learning and knowledge. His alignment with shareholder and stakeholder interests makes Mr. Wiley an important part of the Board’s governance processes along with a majority of independent directors. Mr. Wiley has broad and deep experience in Wiley's industries with partners and customers in the markets Wiley serves. He also brings in-depth knowledge of numerous businesses, functions and initiatives within Wiley, including in digital publishing and platforms and new product and business development, partnerships and global business and M&A. Mr. Wiley was elected Chair of the Board of Directors of Wiley in 2019, having served as a director since 2012. Prior to being elected as Chair, Mr. Wiley had been an employee since 2003. Before becoming Chair, Mr. Wiley worked in Wiley's Research division on business development, including building partnerships with academic and professional societies, and in China. Previously he worked in corporate M&A and strategy development, international business development, digital and new business initiatives, and product development. Prior to that, he worked as a marketer and editor of professional books and products.

Age: 54 Director Since: 2012 Wiley Committees: ▪None	Current Outside Directorships: ▪None	Former Directorships Held During the Past Five Years: ▪None

Skills & Qualifications:

The Board recommends a vote "FOR" the election of all Director Nominees.

2024 Proxy Statement	19

Corporate Governance
Our Board of Directors
The Board, which is elected annually by the shareholders, exercises oversight and has final authority and responsibility with respect to the Company’s affairs, except with respect to those matters reserved to shareholders. All major decisions are considered by the Board as a whole.
The Board appoints the CEO and other corporate officers, acts as an advisor to and resource for management, and monitors management’s performance.
The Board plans for the succession of the CEO. The Board also oversees the succession process for certain other management positions, and the CEO reviews with the Board annually his assessment of key members of management and their professional growth and development plans. The Board also:
■reviews the Company’s business and strategic plans and operating performance;
■reviews and approves the Company’s financial objectives, investment plans and programs; and
■provides oversight of internal and external audit processes and financial reporting.

Board Composition and Refreshment
Our Board is comprised of diverse and engaged individuals with a wide range of relevant qualifications, skills and experiences, each of whom contribute to the overall effectiveness of our Board and committees. We believe the Board benefits from a mix of new directors who bring fresh perspectives and longer-serving directors who bring valuable experience, continuity and a deep understanding of the Company. The Board strives to maintain an appropriate balance of tenure, turnover, diversity, skills, viewpoints and experiences. Our Governance Committee is primarily responsible for maintaining a balanced and diverse Board through robust succession planning and refreshment processes.
In doing so, the Governance Committee takes into consideration the corporate strategy and the overall needs, composition, and size of the Board, as well as the criteria adopted by the Board regarding director qualifications.
To promote thoughtful Board refreshment, we:
■Developed a comprehensive, ongoing Board succession planning process;
■Conduct an annual Board and Committee assessment process and periodic individual director assessments;
■Conduct ongoing reviews of the skill sets of the Board in comparison to the Company's long-term strategies; and
■Adopted a policy in which no director may stand for election to the Board after reaching the age of 75.

20	2024 Proxy Statement

Corporate Governance
Three of the ten (10) current directors have joined the Board over the last five years. As of the date of this Proxy Statement, the average age of our directors is 62 years, and the average tenure is 11.3 years. The Board annually recommends the slate of director nominees for election by the shareholders at the Annual Meeting and is responsible for filling vacancies on the Board at any time during the year. The Governance Committee has a process to identify and review qualified individuals to stand for election, including potential nominees recommended by current directors, retained search firms or shareholders. The Governance Committee has the authority to independently engage the services of a third-party search firm or other consultant to assist in identifying and screening potential director nominees. The full Board reviews and has final approval of all potential director nominees being recommended to the shareholders for election to the Board.
The Board and the Governance Committee consider, at a minimum, the following factors in recommending potential new Board members or the continued service of existing members:
■The Board seeks qualified individuals who, taken together, represent the required diversity of skills, backgrounds and experience for the Board taken as a whole;
■A director should have the required expertise and experience, a proven record of professional success and leadership and be able to offer advice and guidance to the Company;
■A director should possess the highest personal and professional ethics, integrity and values; must be inquisitive and objective and have the ability to exercise practical and sound business judgment;
■A director should have the ability to work effectively with others;
■The Board also considers diversity factors, such as business experience, thought, age, ancestry, race, sex, gender, gender identity, gender expression, sexual identity, sexual orientation, disability, and other personal characteristics;
■A majority of directors should be independent; and
■Directors retire from the Board at the annual meeting following his or her 75th birthday, unless an exception is approved by the Board.

Attendance
Regular attendance at Board meetings and the Annual Meeting of Shareholders is expected of each director. During our fiscal year 2024, our Board held a total of 9 Board meetings and our committees held an aggregate of 37 meetings. In fiscal year 2024, no incumbent director attended fewer than 75% of the total number of Board and applicable Committee meetings (held during the period that such director served on such committee). All members of the Board attended the 2023 Annual Meeting of Shareholders.

2024 Proxy Statement	21

Corporate Governance
Director Independence
The Board’s director independence guidelines, which are a part of its Corporate Governance Principles ("Governance Principles"), are consistent with the rules of the NYSE, and assist in determining director independence. For a director to be considered independent, the Board must determine that a director does not have any direct or indirect material relationships with the Company.
In accordance with these standards, the Board undertook its annual review of the independence of its Directors. During this review, the Board considered whether there are any relationships or related party transactions between each Director, any member of his or her immediate family or other affiliated entities and the Company. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.
The Board follows a number of procedures to review related party transactions. We maintain a written policy governing related party transactions that requires Audit Committee approval of related party transactions exceeding $120,000. Each Board member answers a questionnaire designed to disclose conflicts and related party transactions. We also review our internal records for related party transactions. Based on a review of these standards and materials, none of our independent Directors had or has any relationship with us that meets this criteria.
As a result of its review, the Board affirmatively determined that the following Directors are independent as required by the NYSE listing standards. The Board is currently composed of ten (10) members. Mr. Kissner is the Company’s President and CEO. Mr. Wiley, the Chair of the Board, is a member of the Wiley family. The Board has affirmatively determined that all of our directors, except Mr. Kissner and Mr. Wiley, meet the independence guidelines the Board set forth in its Governance Principles. All members of the Audit, Compensation and Governance Committees are independent Directors under the NYSE listing standards and Securities and Exchange Commission ("SEC") rules. Two members of the Audit Committee are “audit committee financial experts” within the meaning of the applicable SEC regulations and all members meet the “financial literacy” standard of the NYSE. At each Committee meeting, members of each Board Committee have the opportunity to meet in executive session.

Board Leadership Structure
The Board is responsible for establishing and maintaining the most effective leadership structure for the Company. To retain flexibility in carrying out this responsibility, the Board does not have a policy on whether the Chair of the Board shall be an independent member of the Board. The Board is currently led by Mr. Wiley, our non-executive Chair of the Board. Meetings of the Board are called to order and led by the Chair.
The Board believes separating the roles of Chair and CEO allows our CEO to focus on developing and implementing the Company’s strategic business plans and managing the Company’s day-to-day business operations and allows our Chair to lead the Board in its oversight and advisory roles. Our Chair is elected by the independent directors of the Board. Because of the many responsibilities of the Board and the significant amount of time and effort required by both the Chair and the CEO to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a corollary, enhances the Company’s prospects for success. The Governance Committee is also led by an independent director, Ms. Baker. Ms. Baker serves as a liaison between the Chair and the independent directors and is available to consult with the Chair and the CEO about the concerns of the Board.

22	2024 Proxy Statement

Corporate Governance
For the foregoing reasons, the Board has determined that its current leadership structure is appropriate and in the best interest of the Company’s shareholders.
Non-Management Executive Sessions: The Board has regularly scheduled non-management executive sessions during Board meetings to enable the Board to consider and discuss matters, such as strategy, risk oversight, CEO and senior management performance and compensation, succession planning and board effectiveness, without management present. The Board has also scheduled periodic executive sessions with only independent directors during the quarterly Board meetings. During fiscal year 2024, our non-management directors met in executive session at each regularly scheduled Board meeting.

Director Orientation and Continuing Education
All new directors participate in our director orientation program over the course of their first year serving on our Board. New directors have a series of meetings, over time, with each member of the Board and with senior management representatives from the business and shared services areas, to review and discuss information about the Company, including the Company’s business, financial performance, strategic plans, executive compensation program, controls and corporate governance policies and practices. Based on input from our directors, we believe this gradual onboarding approach, coupled with additional committee-specific training and materials, provides new directors with a strong foundation in the Company’s businesses, connects new directors with other members of the Board and members of management with whom they will interact, and accelerates their effectiveness to engage fully in Board deliberations.
The goal of the Director Education Program is to enhance director effectiveness by providing education on topics that are relevant to oversight in order to create long-term value and reflect shareholder and regulatory expectations that directors continually enhance their knowledge and skills. Wiley's Director Education approach provides training on a wide array of relevant topics, such as products and services, legal and regulatory developments, cybersecurity trends, and strategy. Education sessions and product demonstrations are offered consistently at both the Board and committee levels and include both internal and external presenters. During fiscal year 2024, the Board participated in several director education sessions at regularly scheduled or interim Board and committee meetings or sessions, providing a consistent, ongoing forum for broadening and deepening directors’ knowledge of relevant topics. The directors are also encouraged to visit the Company’s global offices and to attend Company-sponsored events, which provide the directors with an opportunity to see and experience firsthand the execution and impact of the Company’s strategy and to engage with senior leaders and associates to deepen their understanding of the Company’s business and corporate culture. In addition, the Company pays for reasonable expenses for any director who wishes to attend external director continuing education programs.

Board and Committee Assessments
The Board believes self-evaluations of the Board, its committees and individual directors are important elements of corporate governance. As such, the Board and each of its committees conduct a self-evaluation at least annually and individual director evaluations periodically.
In addition, informal evaluations are conducted after every quarterly meeting of the Board by the Chair of the Board and the Chair of the Governance Committee to give directors an opportunity to share perspectives, feedback and suggestions year-round, both in and outside of the boardroom.

2024 Proxy Statement	23

Corporate Governance
As part of this process, tailored questionnaires for the Board and each committee are reviewed and approved by the Governance Committee prior to distribution. Following completion of the questionnaires, the Chair of the Board and Governance Committee, meet individually with each director to discuss a range of topics, including Board and committee composition, organization and effectiveness of meetings and communication, each director’s personal contribution to the Board and relevant committees and the sufficiency of the level of internal and external support provided to the Board and its committees. The results of the committee evaluations are shared with the Chairs of each committee on an anonymized basis. The Chair of the Governance Committee then provides the Governance Committee and Board a summary of responses to the questionnaires. Separately, each committee Chair additionally reviews the applicable committee self-evaluation results with members of the relevant committee.
Our assessment processes enable directors to provide confidential feedback on topics including: meeting agenda and materials, the Board’s culture, quality of discussions, engagement, skills and characteristics, participation in the strategic planning process, engagement with management, perspectives to consider for future Board refreshment, topics of focus in the coming year as well as director education topics. The objective of the annual evaluation is to ensure that the Board as a whole, its committees, and its individual directors are functioning at a high level and providing the best value and performance for the Company’s stakeholders.
In 2024, the Board self-evaluation process was facilitated by a third party who conducted a series of interviews of each of our directors and members of our executive leadership team, with the intent to gather input on each director’s individual contributions, overall board culture, governance approach and framework, Board composition and succession planning, corporate priorities, risk and performance oversight, and relationships with and oversight of management. The third party reported its findings to the Governance Committee and the Board. The Chairs of the Board and Governance Committee also provided feedback to individual directors and members of management, where applicable.

Shareholder Recommendations of Director Candidates
The Governance Committee considers shareholder recommendations for director nominees and evaluates them using the same criteria as for other candidates. Shareholder recommendations are reviewed by the Chair of the Governance Committee to determine whether the candidate’s expertise, particular set of skills and background fit the current needs of the Board. Shareholders who wish to recommend a director candidate to the Governance Committee should follow the procedures set forth under Shareholder Proposals and Director Nominations for the 2025 Annual Shareholder Meeting beginning on page 95 of this Proxy Statement. The recommendation should include, among other information, the candidate’s name, biographical data, and a description of their qualifications, including with respect to diversity.

24	2024 Proxy Statement

Corporate Governance
Consideration of Board Diversity
Throughout the director selection and nomination process, the Governance Committee and the Board seek to achieve diversity within the Board with a broad array of viewpoints and perspectives that are representative of our global business. The Governance Committee adheres to the Company’s philosophy of maintaining an environment free from discrimination on the basis of age, ancestry, race, sex, gender, gender identity, gender expression, sexual identity, sexual orientation, disability, and other personal characteristics or any other protected category under applicable law. This process is designed to assist the Board in identifying potential board members with diverse backgrounds, perspectives and experience, including financial, technology and other expertise relevant to the business of the Company.
Diversity is one of the enumerated criteria the Board has identified as critical in maintaining among its current and potential directors. The Board also annually assesses the diversity of its members as part of its assessment process.

2	2
Directors are women	Directors are ethnically diverse

Key Corporate Governance Documents
The following key corporate documents are available at www.wiley.com/en-us/corporate-governance: Governance Principles; the Business Conduct and Ethics Policy; Code of Ethics Policy for Senior Financial Officers; and the Charters of our Audit, Executive Compensation and Development, Governance, Digital Product and Technology ("Technology"), and Executive Committees of the Board.

2024 Proxy Statement	25

Corporate Governance
Business Conduct and Code of Ethics
The Company has adopted a global Business Conduct and Ethics Policy that applies to the Board members, principal executive officer, principal financial officer, principal accounting officer, controller, as well as all other officers and colleagues of Company. The Company also maintains a Code of Ethics policy for its senior financial officers. The Company intends to satisfy the disclosure requirements regarding any amendments to, or waivers from, a provision of the Code of Ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website.
The Company's Vendor Code of Conduct (the “Vendor Code”), applicable to suppliers, service providers, contingent workers, agents, consultants, independent contractors, and business partners of the Company contains general requirements for vendors to do business with the Company, including compliance with laws, protecting confidential information, adherence to equal employment practices, and demonstrating a commitment to responsible environmental stewardship.
Corporate Governance Principles
Our Board has adopted Governance Principles to provide guidance to our Board and its committees on their respective roles, director qualifications and duties, Board and committee composition, organization and leadership. The Board and management believe that these Governance Principles, which are consistent with the requirements of the SEC, are in the best interests of the Company, its shareholders and other stakeholders, including colleagues, customers and suppliers. The Board is responsible for ensuring that the Company has a management team capable of representing these interests and of achieving superior business performance. Our Governance Committee reviews our Governance Principles annually to ensure they meet best practices in corporate governance.
Pursuant to the NYSE rules, the Company is considered a “controlled company,” defined as a company where more than 50 percent of the voting power is held by an individual, a group, or another company. As such, the Company would be exempt from certain corporate governance standards. However, the Board believes it is in the best interest of the Company and its shareholders and stakeholders to abide by all of the NYSE rules, regardless of the exemptions available.

Insider Trading Policy
Our Audit Committee has adopted an Insider Trading Policy for colleagues and directors to promote compliance with federal and state securities laws. The policy prohibits colleagues and directors who are aware of material non-public information about the Company from: (i) trading in securities of the Company; or (ii) providing material non-public information to other persons who may trade on the basis of that information. Our Insider Trading Policy also applies to family members, other members of a person’s household, and entities controlled by a person covered by this Insider Trading Policy (together with colleagues and directors, "Covered Persons"). We have established black-out periods to which Covered Persons are subject to. The Company may impose additional black-out periods from time to time as other types of material non-public information occur when material non-public events or disclosures are pending. Covered persons are permitted to trade in the Company’s securities only when there is no black-out period in effect and such trade has been pre-cleared by the appointed Company officer or their designee, or when a qualified 10b5-1 plan has been established in accordance with federal securities laws. No covered person has adopted or terminated a Rule 10b5-1 trading plan during the last fiscal quarter of the fiscal year to which this report relates.

26	2024 Proxy Statement

Corporate Governance
Under the Insider Trading Policy, covered persons are prohibited from entering into any hedging or monetization transactions relating to our securities or otherwise trading in any instrument relating to the future securities’ price. Our Insider Trading Policy also prevents directors and senior officers from pledging our securities as collateral for loans or holding our securities in a margin account.
The Insider Trading Policy is set forth in an exhibit to our Annual Report on Form 10-K for the fiscal year ended April 30, 2024.

Equity Grant Timing Practices
The Compensation Committee approves all equity award grants to our named executive officers ("NEOs") on or before the grant date. The Compensation Committee's general practice is to complete its annual executive compensation review and determine performance goals and target compensation for our NEOs, following which they approve equity awards for NEOs. Accordingly, annual equity awards are typically granted to our NEOs at the first Compensation Committee meeting of the fiscal year. On occasion, the Compensation Committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention, or other purposes. While the Compensation Committee has discretionary authority to grant equity awards to our NEOs outside of the cycle described above, it does not have a practice or policy of granting equity awards in anticipation of the release of material non-public information and, in any event, we do not time the release of material non-public information in coordination with grants of equity awards in a manner that intentionally benefits our NEOs.

Executive Compensation Clawback Policy
In fiscal year 2024, the Compensation Committee adopted an Executive Compensation Clawback Policy. The policy applies to current and former executive officers of the Company, including the NEOs. The policy is intended to comply with the applicable listing standards of the NYSE and Rule 10D-1 of the SEC. In the event the Company is required to prepare an accounting restatement to correct material noncompliance with any financial reporting requirement under U.S. federal securities laws, it is the Company’s policy to recover erroneously awarded incentive-based compensation received by its executive officers, with certain limited exceptions permitted under the NYSE listing standards. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement. We have also retained our discretionary clawback requirements, which cover certain Company-wide annual incentive plan participants and all equity award recipients, and apply to the extent not superseded by the mandatory clawback requirements. Under the annual incentive plan and equity incentive plan, the Company will seek to recover, as it deems appropriate and to the extent permitted by law, any excess bonus, incentive payment, or equity award from a covered participant in the event of a financial restatement (covering a broader population than our mandated policy), or may require clawback and/or forfeiture of total payment or award amounts from any participant who engaged in fraud or misconduct that contributed to the Company’s requirement to restate its financials, in each case in accordance with the provisions of the plans. The Executive Compensation Clawback Policy is set forth in an exhibit to our Annual Report on Form 10-K for the fiscal year ended April 30, 2024.

2024 Proxy Statement	27

Corporate Governance
Transactions with Related Persons
We are required to disclose material transactions with the Company in which “related persons” have a direct or indirect material interest and in which the amount involved exceeds or is expected to exceed $120,000 since the beginning of the Company’s last completed fiscal year. Related persons include any Director, nominee for Director, executive officer of the Company, beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family members of such persons. The term “transaction” is broadly defined under SEC rules to include any financial transaction, arrangement or relationship, including any indebtedness transaction or guarantee of indebtedness or any series of similar transactions, arrangements or relationships.
The Company’s Board has adopted a written policy that requires the General Counsel and CEO to review any related party transactions with respect to senior officers of the Company and submit any recommendations for approval to the Audit Committee to review and consider for approval. The vote of a majority of disinterested directors will be required for the approval or ratification of any related person transaction subject to review by the Audit Committee. Such transactions will only be approved after taking into consideration whether the transaction is fair and reasonable and is consistent with the best interests of the Company. Factors to be taken into account in making the determination may include (i) whether the transaction will be undertaken in the ordinary course of business of the Company, (ii) whether the transaction was initiated by the Company or the related party; (iii) whether the transaction is proposed to be entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party; (iv) the purpose of, and the potential benefits to the Company of the transaction; (v) the approximate dollar value of the transaction, particularly as it relates to the related party; (vi) the level of interest of the related party in the transaction; and (vii) whether such a transaction would violate the provisions of the Company’s Business Conduct and Ethics Policy. Based on information available to us, no such material transactions were entered into during fiscal year 2024.

Committees of the Board of Directors
The Board has established five standing committees: the Audit Committee, the Compensation Committee, the Governance Committee, the Executive Committee, and the Technology Committee. The primary responsibilities of each of the committees is described below, together with the current membership and number of meetings held in fiscal year 2024. Currently, all of our Board committees are composed entirely of independent, non-management directors. Charters for all five Board committees are available on our website at www.wiley.com/en-us/corporate-governance. Each Committee conducts an annual self-evaluation of performance against its objectives and reviews compliance with the charter of the committee. The Board reviews the committee charters annually and approves amendments to the charters proposed by the respective committees, when necessary.

28	2024 Proxy Statement

Corporate Governance
Committee Members
Our fiscal year 2024 began on May 1, 2023, and ended on April 30, 2024. As part of our broader Board refreshment practices, we review our committee memberships annually following last year’s Annual Meeting of Shareholders. Directors joining new committees participate in an orientation program, with particular focus on committee membership, to create a seamless transition. The following table indicates the Board and committee membership as of the date of this Proxy Statement, and total meetings of the Board and its standing committees for fiscal year 2024:

Committees of the Board
Director	Board	Audit	Compensation	Executive	Governance	Technology
Matthew S. Kissner[1]	■
Mari J. Baker	■		■		«
George D. Bell, Jr.	■	■	«
Beth A. Birnbaum	■				■	«
David C. Dobson	■		■	■
Brian O. Hemphill	■				■	■
Raymond W. McDaniel, Jr.	■	«		■
William J. Pesce	■			«
Inder M. Singh	■	■				■
Jesse C. Wiley[1]	«
Number of Meetings held in Fiscal Year 2024[2,3]	9	7	8	14	4	5
« Board or Committee Chair
1.Mr. Kissner and Mr. Wiley are not members of a standing committee.
2.The Board's quarterly meetings are conducted over a two-day period. The total number of meetings reflects both days as one meeting.
3.The Audit and Technology Committees hold a joint meeting on an annual basis as part of their oversight of the Company's cybersecurity program and cyber risk. The total for each of the committee meetings includes the joint meeting.

2024 Proxy Statement	29

Corporate Governance

Audit Committee

Met 7 times in FY2024 Committee Members ▪Raymond W. McDaniel, Jr., Chair ▪George D. Bell, Jr. ▪Inder M. Singh
Primary Responsibilities
■Assisting the Board in fulfilling its fiduciary oversight responsibilities relating to the integrity of the Company’s financial statements filed with the SEC, accounting policies, adequacy of disclosures, the Company’s compliance with legal and regulatory requirements, the financial reporting process, the systems of internal accounting and financial controls established by management, the controls relating to corporate environmental, social and governance reporting, and the sufficiency of auditing relative thereto.
■Evaluating the qualification, independence and performance of the independent public accounting firm engaged to audit the Company’s financial statements, including reviewing and discussing with such firm their independence and whether providing any permitted non-audit services is compatible with their independence.
■Reviewing the performance and effectiveness of the internal audit function, including its objectives, responsibilities, and compliance with International Standards for the Professional Practice of Internal Auditing, and qualifications of the internal audit staff.
■Reviewing and approving the internal audit plan.
■Assisting the Board in fulfilling its oversight responsibilities regarding the Company’s policies and processes with respect to risk assessment and risk management, including overseeing the Company’s assessment and reporting of material risks and any significant non-financial risk exposures and reviewing reports from management on material risk topics.
■Establishing and maintaining oversight for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal accounting controls, auditing matters and business conduct in accordance with the Business Conduct and Ethics Policy.
■Maintaining financial oversight of the Company’s employee retirement and other benefit plans and making recommendations to the Board with respect to such matters.
■Reviewing with management an assessment of technology and information security risks, including cybersecurity and data privacy, and controls implemented to monitor and mitigate these risks.
■Reviewing, ratifying and/or approving related person transactions.
■Reviewing and discussing quarterly earnings prior to its release, and also reviewing quarterly results prior to filings.

Financial Expertise and Independence
The Board has determined that Raymond W. McDaniel, Jr. and Inder M. Singh satisfy the criteria adopted by the SEC to serve as “audit committee financial experts” and that all of the members of the Audit Committee are independent directors and financially literate pursuant to the applicable requirements under the SEC and NYSE rules. No Audit Committee member concurrently serves on the audit committee of more than two other public companies.

Audit Committee Report
The Audit Committee Report is set forth beginning on page 47 of this Proxy Statement.

30	2024 Proxy Statement

Corporate Governance

Executive Compensation and Development Committee

Met 8 times in FY2024 Committee Members ▪George D. Bell, Jr., Chair ▪Mari J. Baker ▪David C. Dobson
Primary Responsibilities
■Overseeing all aspects of the executive compensation program and ensuring the program best achieves the Company’s objectives, considering the business strategy, talent needs, and market data trends.
■Reviewing and recommending for Board approval the CEO’s annual compensation based on the (i) CEO objectives reviewed by the Executive Committee and approved by the Board, (ii) performance evaluations conducted by the Executive Committee, and (iii) market and/or peer group data, including base salary, incentive compensation, equity compensation, and any perquisites.
■Reviewing and approving management’s recommendations, and providing guidance on matters relating to senior officer appointments, compensation levels, incentive plan goals, and award payouts, including any other key agreements.
■Leading the review of succession planning, development and talent assessment for executive officers (including the CEO) and other critical senior management roles, as needed, with the support of the Executive Committee; and discussing succession planning and talent reviews with the full Board at least annually.
■Supporting the Executive Committee in its development and maintenance of the emergency succession plan for the CEO.
■Reviewing and, when appropriate, approving the principles and policies for compensation and benefit programs company-wide.
■Overseeing the Company’s strategies, policies and practices related to human capital management, including culture, diversity, equity and inclusion, safety, pay equity, and talent management and development, including the ability to attract, develop, and retain talent needed to execute Company strategy.
■Hiring and consulting with the independent Compensation Consultant.

Independence
The Board of Directors has determined that all Compensation Committee members are independent directors pursuant to the applicable requirements under the SEC and NYSE rules.

Limited Delegation of Authority to Management
The Compensation Committee has delegated limited authority to the CEO and the Chief People Officer to make certain “off-cycle” equity grants outside of the annual equity grant process to existing employees who are neither Company executive officers nor directors. The delegation is subject to maximum shares that can be granted per fiscal year, as well as a maximum to any one person per fiscal year. Shares awarded pursuant to this delegation will be valued based on the closing price of the Company’s stock on the NYSE as of the last day of the quarter and will be issued after quarter-end. Any grants made “off-cycle” are reported to the Compensation Committee at the next regularly scheduled quarterly meeting following such awards.

Compensation Committee Report
The Compensation Committee Report is set forth beginning on page 78 of this Proxy Statement.

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Corporate Governance
Compensation Consultant
The Compensation Committee has engaged FW Cook as its independent Compensation Consultant. FW Cook advises the Compensation Committee on competitive market practices and trends, provides proxy pay data for the Company’s peer compensation group, presents information and benchmarking regarding specific executive compensation matters, reviews management proposals, and provides recommendations regarding CEO pay. The Compensation Committee reviewed its relationship with FW Cook, considered FW Cook’s independence and the existence of potential conflicts of interest, and determined that the engagement of FW Cook did not raise any conflict of interest or other issues that would adversely impact FW Cook’s independence.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee has served as one of our officers or colleagues at any time. None of our executive officers serves as a member of the Compensation Committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Executive Committee

Met 14 times in FY2024* Committee Members ▪William J. Pesce, Chair ▪David C. Dobson ▪Raymond W. McDaniel, Jr.
Primary Responsibilities
■Exercising the powers of the Board as appropriate, in any case where immediate action is required and the matter is such that an emergency meeting of the full Board is not deemed necessary or possible.
■Reviewing the annual objectives of the Chair and the CEO and recommending approval of the objectives by the Board.
■Evaluating the performance of the CEO relative to the approved objectives and provide an annual assessment to the Compensation Committee to support its responsibility of recommending the compensation of the CEO to the full Board.
■Evaluating the performance of the Chair of the Board relative to the approved objectives and provide an annual assessment to the Governance Committee.
■Developing and overseeing the maintenance of an emergency succession plan for the CEO in the event of death or disability or other unexpected occurrence that would prevent the CEO from continued service.
■Reviewing, at least annually, the emergency succession plan, and recommend proposed revisions to the Board.
■Developing and reviewing progress annually on the emergency and non-emergency succession planning for the Chair; and supporting the Compensation Committee in the monitoring and maintenance of the succession plan for the CEO.

Independence
The Board of Directors has determined that all Executive Committee members are independent directors pursuant to the applicable requirements under the NYSE rules.

*The Executive Committee met more frequently in FY2024 due to the CEO transition and divestiture activity at the Company.

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Corporate Governance

Governance Committee

Met 4 times in FY2024 Committee Members ▪Mari J. Baker, Chair ▪Beth A. Birnbaum ▪Brian O. Hemphill
Primary Responsibilities
■Assisting the Board in determining the appropriate general qualifications and criteria for directorships and in the identification of qualified individuals to serve as directors and recommending Board candidates for nomination for election at the annual meeting of shareholders or to fill Board vacancies between annual meetings.
■Reviewing the composition and structure of standing committees and proposing committee assignments, including committee memberships and chairs to the Board.
■Coordinating and overseeing the annual Board self-evaluation process.
■Evaluating non-employee director compensation, including the compensation of the Board and committee chairs, and recommending such compensation to the Board.
■Reviewing annually the Governance Principles and recommending amendments to the Board, when necessary.
■Overseeing the Company’s environmental, social and governance strategy (ESG) and reporting, including diversity, equity and inclusion and impacts of climate. Coordinating with the other committees of the Board, as appropriate, and management, to help ensure that the committees have received the information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of the areas that fall within each committee’s area of responsibility.
■Reviewing, assessing, and pre-approving situations whereby Directors are seeking to join the board of another organization to confirm that there are no potential conflicts of interest or other concerns, and reviewing continued service of directors after material changes to their principal occupation.

Independence
The Board of Directors has determined that all Governance Committee members are independent directors pursuant to the applicable requirements under the NYSE rules.

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Corporate Governance

Digital Product and Technology Committee

Primary Responsibilities
■Overseeing and giving guidance on the Company’s digital product/services, technology-driven initiatives and investments and overall technology strategies.
■Reviewing the Company’s digital product/service and technology infrastructure roadmaps and delivery of features and functionality in line with Company and business unit strategies, and monitoring emerging technology, industry and competitive trends that may materially affect the Company’s business strategy or technology investments.
■Reviewing and providing guidance to management and the Board on talent, structure and capabilities of the Company’s technology and digital product/service teams.
■Distilling information for and providing summaries and insight to the Board on the Company's digital product and technology strategy, including both organic and inorganic initiatives.
■Coordinate with, or report to, or cause management to report to the Audit Committee, any activities undertaken by the Digital Product and Technology Committee involving the oversight of enterprise-wide or product-related technology, that supports the Audit Committee’s overall oversight of the Company’s global risk management framework (including technology and information security risks and privacy).

Independence
The Board of Directors has determined that all Digital Product and Technology Committee members are independent directors pursuant to the Company's Corporate Governance Principles.

Met 5 times in FY2024 Committee Members ▪Beth A. Birnbaum, Chair ▪Brian O. Hemphill ▪Inder M. Singh

CEO Succession Committee
On October 10, 2023, the Company announced the departure of the Company's then President and CEO, Brian A. Napack, and the appointment of Matthew S. Kissner as interim President and Chief Executive Officer. Mr. Kissner was also appointed a director of the Board on October 30, 2023. Following the transition, the Board formed a CEO Succession Committee, chaired by Mr. McDaniel and included Ms. Baker and Messrs. Bell and Wiley as members. The CEO Succession Committee was tasked to engage in the search for the Company's President and CEO by considering internal and external candidates. The CEO Succession Committee responsibilities included:
■Establishing a CEO succession process and plan culminating in a recommendation of a candidate for the appointment of the next Company President and CEO by the Board.
■Electing and retaining a CEO succession and executive search firm to partner with and assist the Committee and Board with its overall responsibility of the development, evaluation, and recruitment of candidates, both internal and external.
■Developing, with the assistance of the succession partner, and presenting to the Board for approval, a profile with criteria and specifications to be used for developing and evaluating candidates.
■Reporting regularly on the progress of the Committee’s work at each quarterly Board meeting and maintain minutes or other records of the Committee meetings.

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Corporate Governance
The CEO Succession Committee was provided the authority to select, retain and obtain the advice and consultation of a succession partner, as necessary, to assist with the execution of the Committee’s duties and responsibilities at the expense of the Company. The CEO Succession Committee set the compensation and had oversight responsibility over the work of the succession partner.
As a direct result of this formal process, on July 10, 2024, the Company announced the appointment of Matthew S. Kissner as the Company’s President and CEO, effective July 8, 2024.

The Board’s Oversight of Risk Management
Board and Committee Oversight of Risk
The Company has established an Enterprise Risk Management program. Management of risk is the direct responsibility of the Company’s President & CEO and the executive leadership team. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with those efforts. The Company believes that the Board’s leadership structure further supports the risk oversight function of the Board by providing for open communication between the Board and management such that all directors are involved in the risk oversight.
The Board administers its risk oversight function directly as well as through its Audit, Governance, Compensation, and Technology Committees. The Company’s senior management engages with and reports to the Board and the relevant committees on a regular basis to address material risks. The Board receives regular reports from these committees, which include reports on those areas over which they have risk oversight responsibility, as appropriate. The Board also dedicates a portion of its meetings to reviewing and discussing the Company’s significant risks topics in greater detail.
Audit Committee: The Audit Committee has oversight responsibility of major financial risk exposures, including litigation and compliance risk and the steps management has taken to monitor and mitigate such exposures. The Audit Committee also assists the Board in fulfilling its oversight responsibilities regarding the Company’s policies and processes with respect to risk assessment and risk management, including overseeing the Company’s assessment and reporting of material risks and any significant non-financial risk exposures and reviewing reports from management on material risk topics. The Audit Committee reviews and takes appropriate action regarding the Company’s annual and quarterly financial statements, the internal audit program and internal control over financial reporting.
The Audit Committee reviews with management, and the Technology Committee, as appropriate, the Company’s information security programs, including cybersecurity. The Audit Committee also receives regular updates from management, including the General Counsel, on litigation risk.
In addition, the Corporate Audit Department continually monitors the risk profile of the Company, and annually presents to the Audit Committee a risk assessment (refreshed quarterly) that is based on the strategic priorities of our senior leaders, which results in an enterprise-wide key risk map to assist the Board in its oversight of critical risks. These exercises inform the preparation of a risk-based audit plan to cover and address the effectiveness of control activities in critical areas.
The Audit Committee also holds separate regular executive sessions with internal audit and the independent auditors.

2024 Proxy Statement	35

Corporate Governance
Governance Committee: The Governance Committee has oversight responsibility over the Company’s governance structure, corporate social responsibility, and other governance matters, including Board and director performance, director compensation, director succession planning, the Board's annual self-evaluation of its performance and overall Board effectiveness as well as the review of the Company’s corporate governance documents. The Governance Committee also oversees the Company’s ESG program.
Executive Compensation & Development Committee: The Compensation Committee has oversight responsibility for the management of risk relating to human capital management, including the Company’s executive compensation programs. The Compensation Committee aims to ensure that the Company’s annual and long-term incentive plans do not incentivize or encourage excessive or unnecessary risk-taking. The Compensation Committee also reviews, with assistance from the Executive Committee, executive leadership development and succession plans for the CEO and other executive officer positions. The Compensation Committee retains FW Cook, its independent compensation consultant, to assist with its oversight responsibilities and to ensure that the compensation programs are designed in a manner that aligns the Company's executive compensation program with the interests of the Company and its shareholders and does not encourage excessive or unnecessary risk taking.
Digital Product and Technology Committee: The Technology Committee has oversight responsibility of risks related to the Company’s management and development of technology, primarily those relevant to customer facing products and services, internal information technology and systems and procedures. The Technology Committee receives regular updates from management on risks in these areas, including data and enterprise security.
Oversight of ESG Risk
The Board recognizes the importance of our ESG initiatives and the need to provide effective oversight of those initiatives. The Board has oversight responsibility for all areas not specifically delegated to one of its committees. In concert with its committees, the Board also oversees material risks and opportunities related to our strategic plans, including ESG as part of the Company's enterprise strategy. The following are the specific committee responsibilities relating to ESG:
■The Governance Committee’s Charter sets forth its responsibility for oversight of the Company’s ESG strategy and reporting, monitors progress against our goals and provides guidance on our efforts.
■The Executive Compensation and Development Committee Charter sets forth its responsibility for oversight of the Company’s strategies, policies and practices related to human capital management, including culture, diversity, equity and inclusion, safety, pay equity, and talent management and development, including the ability to attract, develop, and retain talent needed to execute Company strategy.
■The Audit Committee Charter sets forth its oversight responsibilities relating to the integrity of the Company’s financial statements filed with the SEC, accounting policies, adequacy of disclosures, the Company’s compliance with legal and regulatory requirements, the financial reporting process, enterprise risk management, the systems of internal accounting and financial controls established by management, the controls relating to corporate environmental, social and governance reporting, and the sufficiency of auditing relative thereto.

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Corporate Governance
Oversight of Cybersecurity Risk
The Audit Committee is responsible for oversight of cybersecurity, data privacy and information technology risks. To fulfill its oversight responsibilities, the Audit Committee receives regular updates from our Chief Information Security and Data Protection Officer, Chief Technology Officer and Chief Information Officer, including quarterly updates on topics related to information security, cyber risks, data privacy and protection and readiness, with periodic updates to the Board. In FY 2024, the Audit Committee held its annual cybersecurity educational session and update, which features presentations from our Company’s information security and risk management functions, complemented by the perspective of an outside expert on the current cybersecurity landscape. The Company also surveyed its Directors on their skills and experience relating to cybersecurity to ensure effective oversight of the Company’s programs, which skills are listed in the Director Skills and Experience on page 7.
Our global information security and global privacy program are combined. Both programs are led by the Chief Information Security and Data Privacy Officer and are under one reporting structure as we believe there is clear articulation across the two domains.
The Company’s cybersecurity and privacy program is led by our Chief Information Security Officer and Data Protection Officer. We believe cybersecurity is the responsibility of every team member. We take measures to enhance our cybersecurity program to ensure that it reflects developing risks in this space, including independent program assessments, penetration testing and scanning of our systems for vulnerabilities. The following are the components of our cybersecurity risk management program, including but not limited to:
■Leveraging various frameworks from the National Institute of Standards and Technology ("NIST") for managing cybersecurity risks.
■Employing cybersecurity best practices, including implementing new technologies to proactively monitor new threats and vulnerabilities and reduce risk, maintaining and enhancing governance, risk and compliance management, maintaining security policies, procedures and standards, and continuously updating our response planning and protocols.
■Maintaining a cybersecurity insurance policy to cover costs relating to incidents, data breaches, ransomware extortion payments, and more.
■Performing program maturity assessments minimally every two years using an external thirty-party security assessor, testing our cybersecurity controls, conducting penetration testing and related cyber simulations.
■Performing annual tabletop exercises, and continually evaluating our privacy notices, policies and procedures surrounding our handling and control of personal data and the systems we have in place to help protect us from cybersecurity or personal data breaches.
■Conducting mandatory annual security awareness and privacy awareness training, regular phishing simulations and cyber hygiene training for all individuals who have access to the Company's email and connected devices.
■Consulting regularly with external subject matter experts and advisors on enhancements and opportunities for the continued strengthening of our cyber practices, policies, and program.
■Maintaining a global incident management/response plan and regularly conducting exercises to help with our overall preparedness.

2024 Proxy Statement	37

Corporate Governance
Oversight of Compensation Risk
The Company’s compensation program is designed to attract, retain, motivate and reward talented executives and colleagues whose efforts will drive Company performance and maximize return to shareholders. Our pay-for-performance philosophy focuses colleagues’ efforts on delivering short-term and long-term financial success for our shareholders without encouraging excessive risk taking. The Compensation Committee, which consists entirely of independent Board members, oversees the executive compensation program for the named executive officers, as well as other senior officers of the Company.
The following is a description of both the Compensation Committee and management processes related to the compensation risk assessment process, as well as a description of the Company’s compensation risk mitigation techniques.
The Compensation Committee reviews and approves the annual and long-term plan performance measures and goals annually. This includes setting appropriate thresholds and outstanding performance levels for each performance metric. As a part of this process, the Compensation Committee focuses on the behaviors it is seeking to incentivize and the potential associated risks. The Compensation Committee periodically receives financial information from the Chief Financial Officer, and information on accounting matters that may have an impact on the performance goals, including any material changes in accounting methodology and information about extraordinary or special items excluded in the evaluation of performance, as permitted by the 2022 Omnibus Stock Plan and Long-Term Incentive Plan (i.e., the shareholder plans). Such information assists the Compensation Committee to understand how the exercise of management judgment in accounting and financial decisions affects plan payouts. Members of the Compensation Committee approve the final incentive compensation awards after reviewing executive, corporate and business performance, and may apply discretion if they believe the level of compensation is not commensurate with performance.
The following compensation policies and practices serve to reduce the likelihood of excessive risk taking:
■The Compensation Committee approves incentive financial targets and results.
■Clawback provisions are in place in case of restatement of financial results.
■Stock ownership and retention guidelines are in place for senior officers.
■The Committee receives advice and counsel from an outside compensation consultant.
■Financial incentive measures are aligned with operating and strategic plans.
■A significant portion of our annual and long-term incentives are based on profitability, ensuring a correlation between pay and performance.
■Annual and long-term incentive plans for executive officers have a maximum payout of three and two times the target amount, respectively.
■Pay mix balances short-term and long-term performance.
■The majority of compensation for senior executives is delivered in long-term incentives.
■Focus on performance share units in the long-term plan ensures alignment with shareholders.
We are confident that our compensation program rewards for performance is aligned with the interests of our shareholders and does not involve risks that are reasonably likely to have a material adverse effect on the Company. A more detailed discussion of the Company’s executive compensation program can be found in the Compensation Discussion and Analysis beginning on page 52.

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Corporate Governance
Director Compensation
Highlights of our Director Compensation Program
■No fees for Board meeting attendance
■Emphasis on equity, aligning director interests with shareholders
■Benchmarking against peers with advice from an independent compensation consultant
■Robust director stock ownership guidelines
Each non-management director is compensated for service on the Board of Directors. The Governance Committee and the Board review the director compensation program annually. As part of the annual review, management engages FW Cook to conduct a director compensation analysis. FW Cook provides director compensation data for the Company’s peer group used to benchmark director compensation.

Additional Annual Cash Retainers
Board Chair	$150,000
Committee Chairs
Audit	$30,000
Compensation	$20,000
Governance	$15,000
Technology	$15,000
Executive	$15,000

Directors’ Cash Compensation Fiscal Year 2024
In fiscal year 2024, our non-management directors received an annual cash retainer of $100,000. In addition to the above described annual cash fees, if non-management directors were requested to perform supplemental responsibilities, the additional time and effort may be eligible for supplemental cash compensation. As described on page 34 of this Proxy Statement, the Board formed a CEO Succession Committee tasked to engage in the search for the Company's next President and CEO. The CEO Succession Committee members were paid an annual retainer fee of $15,000. No other changes were made to the non-management director compensation program in fiscal year 2024.
The Audit Committee chair receives an additional annual retainer of $30,000, the Compensation Committee chair receives an additional annual retainer of $20,000, and committee chairs of the Governance, Technology, and Executive Committees each receive an additional annual retainer of $15,000. The CEO Succession Committee chair received an annual retainer of $10,000. As Chair of the Board, Mr. Wiley receives an annual cash retainer of $360,000, consisting of $210,000 for Director compensation, plus an incremental cash retainer of $150,000 for his role as Chair. The cash retainers are paid in quarterly installments and prorated for partial years of service.
No fees are paid for attendance at meetings. Non-management directors do not receive any other cash compensation from the Company, except for reimbursement of expenses incurred in relation to service on the Board. Directors who are colleagues do not receive additional compensation for Board service.

2024 Proxy Statement	39

Corporate Governance
Directors’ Stock Compensation Fiscal Year 2024
Under the 2022 Omnibus Stock Plan and Long-Term Incentive Plan adopted on September 29, 2022 (the "Omnibus Stock Plan"), each of our non-management independent directors received an annual award of restricted Class A Common Stock equal to $120,000, with the amount of shares granted based on the stock price of John Wiley & Sons, Inc. Class A Common Stock at the close of the NYSE on the day of the Company's Annual Meeting. Such restricted shares granted vest on the earliest of (i) the day before the next Annual Meeting following the grant, (ii) the non-management director’s death or disability (as determined by the Governance Committee), or (iii) a Change in Control (as defined in the Omnibus Stock Plan). Eight directors receive stock compensation and, except for Mr. Pesce, defer the receipt of the shares and receive them as deferred share units under the Deferred Plan for Directors, as defined in the following paragraph. Mr. Wiley’s compensation for service on the Board is provided 100% in the form of cash in lieu of stock due to his shareholdings as a member of the Wiley Family. No options have been granted to directors.
Deferred Compensation Plan for Directors
The Company established a Deferred Compensation Plan for Directors’ 2005 & After Compensation, as amended through September 20, 2022 (the “Deferred Plan”). Non-management directors are eligible to participate and may defer all or a portion of their annual cash retainer fees in investment funds and/or Class A Common Stock. They may also defer their annual stock award.
In fiscal year 2024, seven of our directors participated in the Deferred Plan. Each participant may designate his or her preference for the manner in which the deferred cash in their Director Fee Account will be invested from among the investment funds made available for such designation from time to time. Retainers deferred in the form of deferred share units receive dividends in the form of additional deferred share units based on the closing price of the Class A Common Stock on the distribution date of the dividend. Deferred cash and/or stock is payable to the directors upon their retirement from the Board, either in a lump sum or in the form of annual installments disbursed on January 15th of each year following the retirement.
Matching Gift Program
Directors are eligible to participate in the Company's matching gift program to give back to the community and support important causes. The Company matches 100% of charitable donations to qualified entities up to a maximum of $10,000 per year for each director.
Limited Trading Windows
Our directors, including non-management directors, can only transact in Company securities during approved trading windows after satisfying mandatory pre-clearance requirements.

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Corporate Governance
Director Compensation Table
The table below indicates the total compensation received by each non-management director during fiscal year 2024. Matthew S. Kissner, our President and CEO, the sole employee director in 2024, does not receive any compensation for his service as a director. Mr. Kissner’s employee compensation for fiscal year 2024 is shown in the Summary Compensation Table on page 66.

	Fiscal Year 2024 Director Compensation
Name	Cash Fee[1]	Chair Fee[1]	Stock Awards[2]	All Other Compensation[3,4]	Total
Mari J. Baker[3,4,5]	$107,500	$15,000	$120,000	$50,295	$292,795
George D. Bell, Jr.[3,4,5,6]	$107,500	$20,000	$120,000	$51,158	$298,658
Beth A. Birnbaum[3,4,7]	$100,000	$15,000	$120,000	$33,895	$268,895
David C. Dobson[3,8]	$100,000	—	$120,000	$30,812	$250,812
Brian O. Hemphill[3,4]	$100,000	—	$120,000	$14,046	$234,046
Raymond W. McDaniel, Jr.[3,5,9]	$107,500	$35,000	$120,000	$70,983	$333,483
William J. Pesce[3,4]	$100,000	$15,000	$120,000	$14,478	$249,478
Inder M. Singh[3]	$100,000	—	$120,000	$10,588	$230,588
Jesse C. Wiley[4,5,9]	$217,500	$150,000	—	$300	$367,800
1.Includes fees earned and paid in fiscal year 2024 and fees earned in fiscal year 2024 but deferred under the Deferred Plan.
2.On September 28, 2023, each of our then sitting non-management directors, other than Mr. Wiley, received an annual restricted stock award of 3,218 shares of Class A Common Stock based on the closing price of $37.29.
3.The amounts in “All Other Compensation” include the cash value of dividends accrued on stock awarded to the directors under the Deferred Plan and the Omnibus Stock Plan as described above. The cash value of dividends in fiscal year 2024 are $44,795 for Ms. Baker, $41,158 for Mr. Bell, $23,895 for Ms. Birnbaum, $30,812 for Mr. Dobson, $9,046 for Dr. Hemphill, $70,983 for Mr. McDaniel, $4,478 for Mr. Pesce, and $10,588 for Mr. Singh.
4.The following directors requested a matching cash donation from the Company to qualified organizations pursuant to the Company’s Matching Gift Program in fiscal year 2024, as described above: Ms. Baker - $5,500, Mr. Bell - $10,000, Ms. Birnbaum - $10,000, Dr. Hemphill - $5,000, Mr. Pesce - $10,000 and Mr. Wiley - $300. These amounts are included under “All Other Compensation.”
5.Includes CEO Succession Committee retainer fees received of $3,750 per quarter, for two quarters.
6.Mr. Bell elected to defer 100% of his cash compensation pursuant to the Deferred Plan. Under the Deferred Plan, he elected to defer 50% of his compensation in the form of deferred share units.
7.Ms. Birnbaum elected to defer 100% of her cash compensation pursuant to the Deferred Plan.
8.Mr. Dobson elected to defer 100% of his cash compensation pursuant to the Deferred Plan.
9.Mr. McDaniel elected to defer 100% of his cash compensation pursuant to the Deferred Plan. Mr. McDaniel received a quarterly cash retainer of $30,000 as chair of the Audit Committee and a pro-rated cash retainer of $5,000 as chair of the CEO Succession Committee.
10.As Chair of the Board, Mr. Wiley received an annual cash retainer of $210,000 for Director compensation, a pro-rated retainer of $7,500 as a member of the CEO Succession Committee, and an incremental cash retainer of $150,000 for his role as Chair.

2024 Proxy Statement	41

Corporate Governance
Outstanding Deferred Stock Awards as of April 30, 2024

Name	Number of Shares Underlying Outstanding Deferred Stock Equivalent	Number of Shares Underlying Outstanding Stock Option

Mari J. Baker	33,644	—
George D. Bell, Jr.	31,684	—
Beth A. Birnbaum	18,328	—
David C. Dobson	23,397	—
Brian O. Hemphill	7,446	—
Raymond W. McDaniel, Jr.	52,836	—
Inder M. Singh	8,576	—
William J. Pesce[1]	—	—
1.Mr. Pesce does not defer receipt of his cash retainer nor annual restricted stock award.

Non-Management Stock Ownership Guidelines
The Board has established guidelines for the amounts of our common stock that our non-management members of the Board should beneficially own. Under those guidelines, directors are expected to hold stock interests valued at no less than five times that directors' annual cash compensation to which the Director is entitled for Board service, which can be met by accumulating annual stock grants during their term of Board service. Directors are expected to meet the requirements by the end of an initial five-year accumulation period and to maintain such an ownership level thereafter. The five-year period is measured from the date the individual is first elected as a member of the Board. As of April 30, 2024, each of our non-management directors have met the guidelines or are within the initial five-year accumulation period for meeting such guidelines.

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Corporate Governance
Communications with the Board
Shareholders and other persons interested in communicating with any Director, any committee of the Board, or the Board as a whole may do so by submitting such communication in writing and sending it by mail to the attention of the appropriate party or to the attention of our Chair of the Board, John Wiley & Sons, Inc., 111 River Street, Hoboken, New Jersey 07030-5774 or by email to non-managementdirectors@wiley.com. Persons with complaints or concerns about accounting, internal controls or auditing matters may contact the Audit Committee at: non-managementdirectors@wiley.com.
The Company’s Corporate Secretary Department reviews all communications sent to the Board and forwards such communications as appropriate. Directors may, at any time, discuss the Board communications received by the Company. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Internal Audit Department and handled in accordance with the procedures established by the Audit Committee with respect to such matters. Certain items that are unrelated to the duties and responsibilities of the Board or its committees (such as business solicitation or advertisements; junk mail or mass mailings; resumes or other job-related inquiries; unsolicited ideas or business proposals; and material that is determined to be illegal or otherwise inappropriate) will not be forwarded.

2024 Proxy Statement	43

ESG and Corporate Impact
Throughout our 217-year history, we have helped drive societal progress by ensuring widespread access to the world’s latest thinking and acting as a trusted partner to our authors, customers, colleagues, and the broader research and learning communities we serve. We embrace sustainability as a strategic imperative and are committed to environmental responsibility, social inclusion, and ethical practices. As a signatory of the United Nations ("UN") Global Compact and UN Social Development Goals ("SDG") Publishers Compact, we advance knowledge in support of all seventeen SDGs through our publishing activities and have prioritized three (3) SDGs: 4: Quality Education, 10: Reduced Inequalities, and 13: Climate Action, where we believe we can make the most impact.

Environmental Responsibility
We are committed to reducing our impact on the planet. With a focus on climate action, we continue to drive a reduction in our greenhouse gas emissions compared with our FY20 baseline year. This progress is consistent with our Science Based Targets initiative-validated commitment to achieve carbon net zero by 2040. We now also report our GHG emissions and climate strategy annually.
Our environmental action—which spans our facilities and fleet, energy consumption, and partnerships across our value chain—is guided by our Environmental Policy, as well as a dedicated Paper Policy, upholding high environmental standards for ourselves and our supply chain as set by the Forest Stewardship Council, Sustainable Forestry Initiative, and Programme for the Endorsement of Forest Certification. We work to integrate environmental considerations throughout our operations, and benefit from a growing network of colleagues connecting environmental action to our business optimization programs, production and delivery, supply chain management, reporting, publishing and product strategy, and customer engagement.
We continuously work to ensure increased transparency of our environmental action and overall ESG efforts. In FY24, we responded to CDP Climate & Forests, the S&P Global’s Corporate Sustainability Assessment, the UN Global Compact Communication on Progress, Ecovadis, and, in December 2023, released our first Taskforce on Climate-related Financial Disclosure report.
Through our products and solutions, we work to increase the world’s understanding of environmental and climate science. We publish over 130 journals related to climate science and the environment, partner with over 60 of the world’s leading scientific and scholarly societies in these disciplines, and, throughout calendar year 2023, published over 25,000 scientific articles addressing topics related to environmental-focused UN SDGs.

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ESG and Corporate Impact
Diversity, Equity & Inclusion
Fostering an environment where research and learning content and solutions are created, shared, and accessed inclusively and equitably is central to our mission. We actively promote authorship from diverse communities, invest in business models that enable widespread access to content, partner with industry groups and nonprofit organizations to champion inclusion, and work to build a company culture where everyone can feel like they belong. Our DEI strategy is focused on four strategic pillars that reflect our near-term priorities—fostering an inclusive community, enhancing our foundation, understanding our people, and creating impact through our business.
Our colleague community is one of our greatest strengths. Our success depends on our ability to continue to develop, attract, reward, and retain a diverse population of highly motivated and talented individuals at all levels of our organization. We invest in our colleagues’ development, providing opportunities to participate in learning activities, courses, and programs. We prioritize colleagues’ well-being through our benefits and our focus on creating connections in-person and virtually. We build conditions and opportunities for internal talent mobility, working to provide colleagues with a home at Wiley whatever the vision for their own careers.
We have 10 active, volunteer-led Employee Resource Groups ("ERGs") amplifying our DEI priorities through learning, community engagement, allyship, and advocacy.
We continue to invest in building and promoting inclusive products. Our Trade books program, for example, has doubled the number of diverse authors over the past three years. Similarly, in our Research publishing program, our Research DEI Statement, which is available at https://onlinelibrary.wiley.com/publishing-policies, shares our approach to advancing diversity, equity, and inclusion through our editorial and publication process. We also continue to develop and promote DEI internally with the hire of two new managers. RISE (Research in Support of Equity) online collections, which spotlight research on DEI topics, advance research that has community impact and support citation diversity.
Our corporate philanthropic actions are also anchored in inclusion in research and learning. Wiley has committed to a $250,000 sponsorship to be administered over the course of 5 years to the Greenlight Fund, a national nonprofit with a local focus that partners with communities to create opportunities for inclusive prosperity. Wiley is a proud supporter of The Generations Fund, which is an endowment aimed at providing sustainable funding for Society of Scholarly Publishing's (SSP) key programs, including Fellowship, Mentoring, and Diversity, Equity, Inclusion, and Accessibility initiatives. The goal of the fund is to secure the future of scholarly communications by supporting an inclusive next generation of professionals in the field.

2024 Proxy Statement	45

ESG and Corporate Impact
Publishing Ethics and Integrity
Our commitment to integrity in publishing is the cornerstone of our operations, ensuring trust with stakeholders by working in a way consistent with our values and responsible practices. Our Best Practice Guidelines on Research Integrity and Publishing Ethics, established in 2006 and regularly updated, set the standard for editorial processes across a broad audience, including researchers, societies, librarians, funders, corporations, publishers, and journalists. The latest revision addresses the ethical use of AI, emphasizing productivity and innovation while maintaining safety and ethics.
Our Editor Code of Conduct, introduced in 2024, complements these guidelines, detailing editors’ roles in peer review and editorial strategy. Wiley confronts the industry-wide challenge of research integrity, acknowledging pressures on researchers that may lead to unethical practices like paper mills and peer review rings. In response to increasingly sophisticated integrity threats, Wiley continues to enhance our integrity screening and assurance capabilities.
Technological advancements are integral to Wiley’s strategy, and, in March 2024, we launched a pilot featuring six tools to detect compromised research, including paper mill similarity detection, problematic phrase recognition, unusual publication behavior detection, researcher identity verification, Generative-AI generated content detection, and journal scope checker. Participation in initiatives like the STM Integrity Hub and United2Act, and membership in the Committee on Publication Ethics (COPE), reflect Wiley’s dedication to industry-wide research integrity.
Overall, our approach to ensuring integrity in publishing relies on the continuous evolution of guidelines, effective use of technology and a growing opportunity to leverage responsible artificial intelligence, and collaborative efforts to address challenges in the publishing industry. We remain proactive and committed to safeguarding the integrity of scholarly communication.
Additional Information
For additional details on our ESG initiatives, please refer to our forthcoming FY24 ESG Report, Advancing Sustainability Through Knowledge. This comprehensive report, scheduled for release in August 2024, will provide in-depth insights into our sustainability efforts, community engagement, and corporate responsibility.
Please note that the information contained on or accessible through our website, including the FY24 ESG Report and any EEO-1 reports, is not incorporated by reference into this Proxy Statement or any of our other filings with the SEC or considered to be part of this document.

46	2024 Proxy Statement

Audit Committee Matters
Audit Committee Report
The Audit Committee operates under a written charter adopted by the Board that outlines its responsibilities and its practices. You can view the charter on the Company’s website: https://www.wiley.com/en-us/corporate-governance. The Audit Committee reviews and assesses the adequacy of its charter at least annually and, when appropriate, recommends to the Board changes to the charter to reflect the evolving role of the Audit Committee.
The Audit Committee is responsible for oversight relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company’s financial statements compliance with legal and regulatory requirements; the independent auditors’ qualifications and independence; the performance of the Company’s internal audit function and the independent auditors; and the Company’s ethical compliance programs. The Audit Committee consists of three members who, in the judgment of the Board, are independent and financially literate, as those terms are defined by the SEC and the listing standards of the NYSE. The Board has determined that Mr. McDaniel and Mr. Singh of the Audit Committee satisfy the financial expertise requirements and have the requisite experience to be designated “audit committee financial experts” as defined by the rules of the SEC.
Management has the primary responsibility for:
■the preparation, presentation, and integrity of the financial statements of the Company; and
■maintaining appropriate accounting and financial reporting policies and practices; and
■internal controls and procedures designed to assure compliance with generally accepted US accounting standards and applicable laws and regulations.
The Audit Committee is responsible for the oversight of these processes. In this fiduciary capacity, the Audit Committee has held discussions with management and the independent auditors regarding the fair and complete presentation of the Company’s results for the fiscal year ended April 30, 2024.
Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with US generally accepted accounting principles. The Audit Committee has discussed with the independent auditors significant accounting principles and judgments applied by management in preparing the financial statements as well as alternative treatments. The Audit Committee discussed with the independent auditors the matters required to be discussed pursuant to Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 16 (Communications with Audit Committees).

2024 Proxy Statement	47

Audit Committee Matters
The Audit Committee has had discussions with, and received regular status reports from the independent auditors and the Vice President of Internal Audit regarding the overall scope and plans for their audits of the Company, including their scope and plans over management’s assessment of the effectiveness of internal control over financial reporting. The independent auditors provided the Audit Committee with written disclosures and the letter required by applicable professional and regulatory standards relating to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP's ("PwC"), independence from the Company, including the PCAOB, pertaining to the independent auditor's communication with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors their independence.
The Audit Committee also considers whether providing non-audit services is compatible with maintaining the auditor’s independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2024, as filed with the SEC.

The Audit Committee:
Raymond W. McDaniel, Jr. (Chair), George D. Bell, Jr. and Inder M. Singh

48	2024 Proxy Statement

Proposal 2. Ratification of appointment of independent registered public accounting firm
The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditor. As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 2, 2023, on January 30, 2023, the Audit Committee selected and appointed PwC as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2024, and dismissed KPMG, LLP ("KPMG") as the Company's independent registered public accounting firm.
The Audit Committee evaluates, at least annually, the independent auditor’s qualifications, performance and independence. The Audit Committee believes that the engagement of PwC as the Company’s independent registered public accounting firm for fiscal year ended April 30, 2025, is in the best interest of the Company and its shareholders, and the Board recommends that shareholders ratify the Audit Committee’s appointment of PwC as the Company’s independent registered public accounting firm for fiscal year 2025.
As the Audit Committee has responsibility for the appointment of our independent registered public accounting firm, your ratification of the appointment of PwC is not required. However, the Audit Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. Representatives of PwC are expected to be present at the virtual Annual Meeting with the opportunity to make a statement, if they desire to do so, and such representatives are expected to be available to respond to appropriate questions. Unless contrary instructions are noted thereon, the proxies will be voted in favor of the following resolution, which will be submitted at the Annual Meeting:
“RESOLVED, that the appointment by the Audit Committee of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ended April 30, 2025, be, and it hereby is, ratified.”
In the event that the foregoing proposal is defeated, the adverse vote will be considered by the Audit Committee in its selection of auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ended April 30, 2025, will be permitted to stand unless the Audit Committee finds other good reason for making a change. If the proposal is adopted, the Audit Committee, in its discretion, may still direct the appointment of new independent auditors at any time during the fiscal year if it believes that such a change would be in the best interests of the Company and its shareholders.

The Board recommends a vote "FOR" the ratification of the independent public accounting firm.

2024 Proxy Statement	49

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm
Audit Committee Fees
Fees of Independent Registered Public Accounting Firm
The following table summarizes the aggregate fees for professional audit services and other services rendered to the Company by PwC for the fiscal year ended April 30, 2024, and KPMG for the fiscal year ended April 30, 2023.

	2024	2023

Audit Fees[1]	$2,300,000	$3,200,000
Audit-Related Fees[2]	$135,000	$19,000
Tax Fees[3]	$205,000	$300,000
All Other Fees[4]	$78,000	$0
1.Total aggregate fees billed for professional services in connection with the audit and review of the Company’s Consolidated Financial Statements, and statutory audits of the Company’s international subsidiaries.
2.The aggregate fees billed for audit related services, which were primarily for an ESG assurance review in 2024, and employee benefit plan audits in Canada in 2023.
3.The aggregate fees billed for services rendered by tax personnel, except those services specifically related to the audit of the financial statements. Such services included tax planning, tax return reviews, advice related to acquisitions, tax compliance and compliance services for expatriate colleagues.
4.The aggregate fees billed for other services, which were largely related to special procedures associated with contingent consideration of a prior acquisition.
The Audit Committee has advised the Company that in its opinion the services rendered by PwC and KPMG are compatible with maintaining their independence.
Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm
Consistent with its charter and applicable SEC rules, the Audit Committee approves all fees paid to, and all services performed by, our independent registered public accounting firm. The Audit Committee has adopted a policy of pre-approving all audit and non-audit services performed by the independent auditors. Pursuant to this policy, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the independent registered public accounting firm during the year. In addition, pursuant to authority delegated by the Audit Committee, the Audit Committee Chair may approve engagements that are outside the scope of the services and fees approved by the Audit Committee, which are later presented to the Audit Committee. For each category of proposed service, the independent registered public accounting firm is required to confirm that the provision of such services does not impair its independence. The Audit Committee approved all services provided by KPMG and PwC.

50	2024 Proxy Statement

Proposal 3. Non-binding advisory vote of named executive officer compensation
We are requesting that shareholders indicate their approval of our Named Executive Officers’ compensation, as described in the compensation tables, narrative discussion, and Compensation Discussion and Analysis set forth in this Proxy Statement. This proposal, known as a “say-on-pay” proposal, allows shareholders the opportunity to express their views on these matters. The “say on pay” vote is an advisory vote, which is therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, the Board values and encourages constructive input from our shareholders regarding the Company’s compensation philosophy, policies and practices, and believes it is important that such policies and practices are aligned with the best interests of our shareholders. The views of our shareholders are important to the Company, and will be given careful consideration by the Company, the Compensation Committee and the Board of Directors.
In a non-binding advisory vote on the frequency of the say-on-pay proposal held at our 2023 annual meeting of shareholders, a majority of shareholders voted in favor of holding say-on-pay votes annually. In light of this result and other factors, the Board determined that the Company would hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency.
Compensation for our Named Executive Officers in fiscal year 2024 was consistent with the principles of our compensation philosophy and reflects our financial performance, the cumulative return to shareholders in fiscal year 2024 and achievements of the executive team. Our compensation philosophy is designed to (i) align the Company’s goals with shareholder interests; (ii) attract and retain world-class talent; (iii) pay competitively compared with our peer group and the marketplace; and (iv) reward strong performance and limit rewards for performance below targets. Our fiscal year 2024 compensation packages reflect these guiding principles.
The discussion set forth in the Compensation Discussion and Analysis beginning on page 52 of this Proxy Statement provides a complete discussion of our compensation programs and policies, including design, implementation, oversight, administration, ongoing review and risk assessment of our programs and policies. Our Compensation Committee and Board of Directors believes that our compensation programs and policies are designed and carried out in a manner that allows us to achieve our business goals and reflect the guiding principles of our compensation philosophy.
A vote “FOR” approval will be a vote in favor of the following resolution:
“RESOLVED, that the shareholders of John Wiley & Sons, Inc. hereby approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as described in the compensation tables, narrative discussion and Compensation Discussion and Analysis, set forth in this Proxy Statement.”

The Board recommends a vote "FOR" the approval, on an advisory basis, the compensation of the Named Executive Officers.

2024 Proxy Statement	51

Executive Compensation
Compensation Discussion and Analysis

A message from our Executive Compensation & Development Committee Chair
Our compensation program, which we believe is well aligned with our shareholders’ interests, provides highly competitive total packages that attract, motivate and reward transformative leaders based on their individual qualifications and performance outcomes.
At our Annual Meeting last year, our shareholders again expressed substantial support for our executive compensation program, with our Say-on-Pay proposal receiving over 98% approval. The Executive Compensation and Development Committee believes the strong shareholder support signals approval of the current pay-for-performance approach, the incremental changes we have made to ensure our compensation programs support our business strategy, and the sound governance practices in place at Wiley.
Our goal in this Compensation Discussion and Analysis (“CD&A”) is to provide an understanding of our executive compensation program and explain how and why the Compensation Committee arrived at the specific compensation decisions involving the NEOs for fiscal year (or "FY") 2024. In a year of transformation, annual incentive funding for Wiley's ongoing businesses is slightly above the target level for the executive officers and all broad-based incentive participants, reflecting focus and optimization efforts. Long-term incentives payable this year are below target, reflecting challenges from prior years in the performance period. Our leadership team is driving to position Wiley as a market leader in Research and Learning, delivering greater impact and unlocking more value for all our stakeholders.
George D. Bell, Jr.
Chair, Executive Compensation and Development Committee

Fiscal Year 2024 Named Executive Officers
This CD&A describes the compensation of the following NEOs:

Name	Title

Matthew S. Kissner [1]	President and Chief Executive Officer (“CEO”)
Brian A. Napack [1]	Former President and Chief Executive Officer (“Former CEO”)
Christina Van Tassell	Executive Vice President and Chief Financial Officer (“CFO”)
James J. Flynn II	Executive Vice President and General Manager, Research and Learning (“GM, R&L”)
Aref Matin	Executive Vice President and Chief Technology Officer (“CTO”)
Danielle McMahan	Executive Vice President and Chief People Officer (“CPO”)
1.On October 10, 2023, the Company announced the departure of the Company's then President and CEO, Brian A. Napack, and the appointment of Matthew S. Kissner as Interim President and Chief Executive Officer. Mr. Kissner was appointed President and Chief Executive Officer effective July 8, 2024.

52	2024 Proxy Statement

Executive Compensation
Compensation Highlights
The table below reflects some compensation highlights from fiscal year 2024, including a summary of our pay mix, performance outcomes and pay delivery, and changes made to our long-term and annual incentive programs.

Pay Mix
■Our pay mix emphasizes performance: for fiscal year 2024, 80% of our NEOs’ target total direct compensation was performance-based.
■Base salaries provide executive officers a market competitive fixed pay reflective of their role, experience and contributions, and allows us to attract and retain transformative talent.
■Annual incentives motivate and reward executive officers for driving short-term Company and business performance, and individual objectives that help drive long-term performance.
■Long-term incentives motivate and reward executive officers for driving sustainable financial results aligned with the business strategy and priorities, and the interest of our shareholders through the performance of our common stock. Our long-term incentive program is majority performance-based; for fiscal year 2024, under our Executive Long-Term Incentive Plan (“ELTIP”), we granted a mix of 60% performance share units ("PSUs") and 40% time-based restricted stock units ("RSUs"). The Committee also approved a special one-time award of premium priced stock options to our NEOs; granted at more than a 10% premium above the closing stock price on the date of grant, to reward and retain leaders for the significant effort involved in executing our value creation plan, including asset divestitures, restructuring and optimization to support the more focused strategy and improve efficiency. The Former CEO's fiscal year 2024 long-term incentive was 100% in the form of PSUs.

Target Setting
■In a year of transition, the adjusted operating income metric in our annual incentive plan for fiscal year 2024 included stretch performance and a range of payout between 25% for threshold performance up to a maximum of 125%. In addition, Business Transformation Objectives aligned with the Company's value creation plan were added as a measure with an aggregate weight of 20% of the annual incentive.
■We returned to a market-driven long-term incentive design in fiscal year 2024, setting three-year cumulative goals (excluding assets held for sale) at the beginning of the cycle, following three years of using annual goals in our long-term incentive plan.

Pay for Performance
■Annual incentives are funded at the Company level (excluding assets held for sale or sold during the fiscal year) and awarded based on personal performance; for fiscal year 2024, annual incentive awards for the NEOs ranged from 80% to 139% of target, reflecting Company funding at 107% of target, (based on adjusted revenue performance at 99% of target, adjusted operating income performance of 123% of target, achievement of Business Transformation Objectives at 107% of target), and personal performance of 105% on average for the NEOs.
■PSUs that were eligible to vest this year (based on achievement against annual revenue and profit goals set at the beginning of each year in the fiscal year 2022 through 2024 cycle) paid out in aggregate at 85% of target (or ~56% of target value using fair market values on dates of grant and end of cycle), reflecting mixed performance during the cycle.

2024 Proxy Statement	53

Executive Compensation
Our Compensation Governance Best Practices
The Compensation Committee oversees the executive compensation program and evaluates the program against competitive practices, legal and regulatory developments and corporate governance trends. The table below highlights our current compensation practices – those we have implemented because we believe they drive performance and are aligned with sound governance standards – and those we have not implemented because we do not believe they would serve our shareholders’ long-term interests.

What We Do

✓	Performance-based compensation: A significant portion of our NEOs’ target total direct compensation is performance-based. (For fiscal year 2024, 80% of our NEOs' compensation, on average)
✓	Range of payout: Financial performance levels are set that correspond to a range of incentive payments from threshold to maximum
✓	Formulaic framework: Incentive payments are based on the Company’s financial results relative to pre-established targets
✓
Robust clawback policy: All executive officer incentive-based awards are covered for material financial restatements, in compliance with final SEC and listing exchange rules, and in addition are subject to a potentially greater clawback amount or complete forfeiture in the event fraud or misconduct caused the need for a restatement

✓
Double trigger vesting: Only applies if an executive is involuntarily terminated without cause or resigns for good reason within two years of a change in control, or if the awards are not assumed or replaced by the acquirer

✓	Rigorous stock ownership requirements: Executive officers have stock ownership requirements, including retention of 50% of equity-based awards until the requirement is met
✓	Limited perquisites: Perquisites are offered only where doing so serves a reasonable business purpose
✓
Risk mitigation: As noted earlier in the Oversight of Compensation Risk section on page 38, we closely monitor risks associated with our compensation programs and individual compensation decisions to confirm that they do not encourage excessive risk-taking

What We Don't Do

x	No hedging and pledging: Under our Insider Trading Policy, executive officers are prohibited from hedging and pledging Company stock
x	No repricing or buyouts: We do not reprice stock option awards and our plans expressly forbid exchanging underwater options for cash
x	No tax gross-ups: We do not provide excise tax gross-ups on change in control-related payments; or tax gross-ups on perquisites, with the exception of relocation or tax equalization
x	No supplemental benefit programs: We do not provide significant additional health and retirement benefits to executive officers that differ from those provided to all other colleagues

54	2024 Proxy Statement

Executive Compensation
Compensation Snapshot – CEO and NEOs
The charts below depict the mix of annualized target pay for our CEO, our Former CEO, and the other NEOs for the 2024 performance year, including annualized base salaries, target cash and equity incentive award opportunities, and premium stock options granted for fiscal year 2024.

Mr. Kissner, CEO
79% performance-based compensation

$900
21.6%
$1,928
46.1%
$1,350
32.3%

Mr. Napack, Former CEO 85% performance-based compensation

$945
15.3%
$1,418
23.0%
$3,800
61.7%

Other NEOs
77% performance-based compensation

$2,065
22.9%
$1,997
22.2%
$4,938
54.9%
Base salary
Target Annual Incentive
Target Long-Term Incentive

2024 Proxy Statement	55

Executive Compensation
How We Make Compensation Decisions
The Compensation Committee is primarily responsible for administering the Company’s executive compensation program. The Compensation Committee reviews and approves all elements of the executive compensation program that cover the NEOs. In fulfilling its responsibilities, the Compensation Committee is assisted by its independent compensation consultant, FW Cook, and takes into account recommendations from the CEO. The primary roles of each party are summarized below.

Party	Primary Roles

Executive Compensation & Development Committee
■Oversee all aspects of the executive compensation program
■Approve officer compensation levels, incentive plan goals, and award payouts
■Based on performance feedback from the Executive Committee, recommend CEO compensation to the full Board of Directors for approval
■Ensure the executive compensation program best achieves the Company’s objectives, considering the business strategy, talent needs, and market trends
■Hire and consult with the Compensation Consultant and determine the nature and scope of services provided

CEO and Company Management
■Make recommendations regarding the potential structure of the executive compensation program, including input on key business strategies and objectives
■Make recommendations regarding the compensation levels of the executive officers and other executive leaders (excluding the CEO)
■Liaise with the Compensation Consultant as necessary in support of the Executive Compensation Program
■Provide any other information requested by the Compensation Committee

Compensation Consultant (FW Cook)
■Advise the Compensation Committee on competitive market practices and trends
■Provide proxy pay data for our compensation peer group
■Present information and benchmarking regarding specific executive compensation matters, as requested by the Compensation Committee
■Review management proposals
■Provide recommendations regarding CEO pay
■Review the Compensation Discussion and Analysis annually

Use of Competitive Data
The Compensation Committee relies on various sources of compensation information to ascertain the competitive market for our executive officers, including the NEOs.
To assess the competitiveness of our executive compensation program, we review compensation data from our peer group’s proxy materials as well as external survey data. As part of this process, we measure target pay levels within each compensation component and in the aggregate. We also review the mix of our fixed versus variable compensation. This information is then presented to the Compensation Committee for its review and use.
Generally, differences in the levels of total direct compensation among the NEOs are primarily driven by differences in the competitive market pay ranges reflecting scope of responsibilities, an established track record of performance in current and prior roles, and considerations of internal equity.

56	2024 Proxy Statement

Executive Compensation
Proxy Peer Data
The Compensation Committee utilizes a peer group to evaluate whether executive officer pay levels are aligned with Company performance on a relative basis. The Compensation Committee primarily identifies companies that are of comparable size (based on revenue and market capitalization) and are within the same general industry. Following are the peer companies for fiscal year 2024, which were used to review and set compensation for the NEOs.

2U Inc.	Graham Holdings Company	Scholastic Corporation
The E.W. Scripps Company	Gray Television	Stagwell Inc.
Equifax Inc.	IAC Inc.	Stride, Inc.
Gannett Media Corp	The New York Times Company	TEGNA
Gartner, Inc.	Pearson Plc	Wolters Kluwer
Houghton-Mifflin Harcourt and Meredith Corp. were removed from the prior year list of peer companies due to acquisitions. Wolters Kluwer was added.
Survey Data
For setting fiscal year 2024 target compensation, 2022 aged external survey data was used, leveraging data cuts relevant to the Company’s and business unit’s revenue size, as applicable. In benchmarking compensation levels against the survey data, the Compensation Committee considers only aggregated survey data for each compensation component. Third-party surveys used were the technology cut of Equilar's Executive Compensation Survey and Willis Towers Watson’s General Industry Survey.
Base Salaries
Competitive base salaries allow the Company to attract and retain executive talent. The Compensation Committee annually reviews the salaries of our NEOs, but annual salary increases are not automatic or guaranteed. Base salaries are adjusted as necessary (and considering the Company’s salary increase budget) to ensure appropriate pay positioning relative to market.
On January 1, 2024, Mr. Flynn's base salary was increased by 8.7% to continue to improve his pay positioning relative to the market for his broader scope role. The other NEOs did not receive adjustments to base salary in fiscal year 2024. The base salaries paid to our NEOs in fiscal year 2024, are presented in the Summary Compensation Table on page 66 of this Proxy Statement.

2024 Proxy Statement	57

Executive Compensation

Named Executive Officer	Base Salary as of 2023 Fiscal Year End	Base Salary as of 2024 Fiscal Year End	Percentage Increase

Matthew S. Kissner (CEO)	N/A	$900.0	—%
Brian A. Napack (Former CEO)	$945.0	N/A	—%
Christina Van Tassell (CFO)	$650.0	$650.0	—%
James J. Flynn II (GM, R&L)	$460.0	$500.0	8.7%
Aref Matin (CTO)	$460.0	$460.0	—%
Danielle McMahan (CPO)	$455.0	$455.0	—%
(All values in $000s)
Annual Incentives
We provide annual cash incentives to our NEOs under the Executive Annual Incentive Plan (“EAIP”). Fiscal year 2024 target incentive percentages for the NEOs remained unchanged from prior year. Awards granted under the EAIP are designed to drive Company, business and personal performance for the fiscal year. The design of our EAIP aligns with our broad-based annual incentive program.
Annual incentives are funded at the Company level and awarded based on personal performance. The graphic below illustrates how the plan operates.
Our annual incentive program applies metrics that executives directly influence to ensure a link between annual performance and actual incentive payments. The fiscal year 2024 performance metrics, which make up the Company funding of the annual incentive awards are Company adjusted revenue and adjusted operating income, equally weighted. The businesses held for sale or sold during the fiscal year were excluded from the incentive calculation. For the NEOs and other Executive Leadership Team members, a third metric including Business Transformation Objectives was used with a weight of 20% of the annual incentive.
Funding for adjusted revenue and the Business Transformation Objectives may range between 50% and 150% of target. For fiscal year 2024, in a rebuild year, the funding range for adjusted operating income was moderated to 25% for threshold performance up to a maximum of 125%, with minimum funding of 25% if the Company achieves 95% of its adjusted operating income target. The personal performance modifier ranged from 0% up to 200%.
Business Results
As noted previously, Fiscal Year 2024 was a transition year for Wiley as the Company divested non-core businesses, restructured and realigned the organization, and recorded multiple non-cash impairments. The Fiscal Year 2024 incentives reflect this activity. Adjusted revenue and adjusted operating income targets exclude the businesses held for sale or sold during the fiscal year, so they are comparatively lower than prior year targets and actual results.

58	2024 Proxy Statement

Executive Compensation

Annual incentives were funded at 107% of target, reflecting achievement of adjusted revenue at 99% of target, adjusted operating income above the outstanding performance level, and aggregate achievement of the Business Transformation Objectives at 107% of target. Percentage funded for each metric is calculated based on a continuum of performance between threshold and outstanding, multiplied by the weighting of that metric.

Measure	Weighting	Target	Threshold Level	Outstanding Level	Adjusted Actual	% of Target Achieved	% Funded

Adjusted Revenue[1]	40%	$1,623	95%	105%	$1,606	99%	36%
Adjusted Operating Income[2]	40%	$172	95%	115%	$211	123%	50%
Business Transformation Objectives[3]	20%					107%	21%
						Total	107%
(All values in $000s)
1.Non-GAAP revenue for fiscal year 2024, excluding businesses held for sale or sold, adjusted to exclude the effects of foreign exchange, in accordance with the adjustment mechanics as approved at the beginning of the performance period
2.Non-GAAP adjusted operating income for fiscal year 2024, excluding businesses held for sale or sold, adjusted to exclude the effects of foreign exchange and asset write-offs, in accordance with the adjustment mechanics as approved at the beginning of the performance period
3.Business Transformation Objectives reflect achievement of the Company's long-term value plan as we focus and optimize the ongoing business. Objectives include asset divestitures, restructuring and optimization to support the more focused strategy and improve efficiency, reflected in margin improvement
Personal Performance
The Compensation Committee evaluates personal performance based on the individual’s contribution to Wiley's strategic business objective of delivering high-impact knowledge and knowledge solutions that help the world tackle its most important challenges. For fiscal year 2024, these objectives included:
■Increasing our output and the value of our brands by delivering timely, trusted, and differentiated content and credentials in the most in demand disciplines and markets
■Empowering our expanding partner network by increasing the reach and usage of our growing set of innovative knowledge enablement solutions
■Driving colleague productivity with simpler, more effective processes and systems
■Enhancing our community by strengthening colleagues’ connection to our strategy, enhancing leadership capabilities, and enabling career growth
In addition, we are continuing to focus on ESG progress, including:
■Minimizing our environmental impact in order to achieve our target of being carbon net zero by 2040, and
■Driving DEI initiatives and disclosing diversity metrics

2024 Proxy Statement	59

Executive Compensation
Fiscal Year 2024 Annual Incentive Payouts

Named Executive Officer	Target Incentive Percentage	Target Incentive Award ($000s)	Actual Incentive Award ($000s)	Actual Award as Percentage of Target

Matthew S. Kissner (CEO)[1]	150%	$752.5	$885.7	118.0%
Brian A. Napack (Former CEO)[2]	150%	$1,417.5	See Below[2]	107.0%
Christina Van Tassell (CFO)	100%	$650.0	$521.6	80.0%
James J. Flynn II (GM, R&L)	100%	$500.0	$588.5	118.0%
Aref Matin (CTO)	100%	$460.0	$492.2	107.0%
Danielle McMahan (CPO)	85%	$386.8	$538.0	139.0%
1.Mr. Kissner's annualized target incentive of $1.35M was prorated to reflect his hire date of October 10, 2023, mid-way through the fiscal year
2.Mr. Napack's annual incentive of $1.42M was delivered 80% as PSUs payable based on Company incentive funding of 107%, and 20% in cash based on aggregate achievement of the Business Transformation Objectives at 107%. Both his PSUs and his cash incentive were prorated to reflect his partial year of service through his separation date of October 10, 2023, as reflected in the Summary Compensation Table.
Long-Term Incentives
For fiscal year 2024, we granted our NEOs (except the Former CEO) a mix of 60% PSUs and 40% RSUs under the ELTIP. 100% of the Former CEO's long-term incentive for fiscal year 2024 was planned to be delivered as PSUs, but his separation date occurred before the fiscal year 2024 PSUs were granted. Grant values for fiscal year 2024 were converted to RSUs using a ten-day average closing stock price as of June 23, 2023, and target PSUs using a ten-day average closing stock price as of November 2, 2023. PSUs reward the achievement of critical operating performance objectives that we believe will translate to strong shareholder returns over the long-term. Our RSUs support retention and the value of both the PSUs and RSUs are dependent on the market value of our common stock.
Fiscal Year 2024 PSUs for the FY24-26 Cycle
Our PSU design for fiscal year 2024 returned to a more market driven approach of setting cumulative financial targets for revenue and adjusted EBITDA at the beginning of the three-year cycle, following three cycles that used annual financial goals. The PSUs granted to the NEOs for this cycle (the “FY24-26 PSUs”) are reflected in the Summary Compensation Table, the Grants of Plan-Based Awards, and the Outstanding Equity Awards as of April 30, 2024, our fiscal year end.

60	2024 Proxy Statement

Executive Compensation
Fiscal Year 2024 PSUs for the FY22-24 and FY23-25 Cycles
As noted previously, for the past three cycles, annual goals were used, reflecting challenges in setting long-term performance goals in volatile markets. For the FY22-24 and FY23-25 cycles, financial targets for adjusted revenue and adjusted EBITDA, equally weighted, are set at the beginning of each year in the cycle, with a payout in June 2024 for the FY22-24 cycle, and June 2025 for the FY23-25 cycle, based on the average achievement of the financial goals for the three years of each cycle, as illustrated below.

As required by SEC disclosure rules, the PSUs granted to the NEOs for the FY22-24 and FY23-25 cycles (the “FY24 PSUs for the FY22-24 Cycle” and the “FY24 PSUs for the FY23-25 Cycle”) shown later in the Proxy Statement in the Summary Compensation Table, the Grants of Plan-Based Awards, and the Outstanding Equity Awards at fiscal year end, reflect one-third of the full award value for those cycles. For the FY22-24 cycle, the other thirds were granted in fiscal years 2022 and 2023, when annual financial targets were set for those years. For the FY23-25 cycle, one-third was granted in fiscal year 2023 and the remaining third of the original award will be granted in fiscal year 2025, once annual financial targets are set for that year. For each NEO, the full values of the PSUs for the FY22-24 and FY23-25 cycles, and individual target numbers of shares by year of the cycle are shown in the following tables.

		Target Number of FY23-25 PSUs
Named Executive Officer	Full PSU ($000s)	Year One (Granted in FY23)	Year Two (Granted in FY24)	Year Three (Granted in FY25)

Brian A. Napack (Former CEO)[1]	$1,013	7,339	7,339	7,340
Christina Van Tassell (CFO)	$734	5,317	5,317	5,317
James J. Flynn II (GM, R&L)	$430	3,113	3,114	3,114
Aref Matin (CTO)	$649	4,703	4,704	4,704
Danielle McMahan (CPO)	$340	2,462	2,462	2,463
1.PSUs shown for Mr. Napack reflect proration through his October 10, 2023, separation date

2024 Proxy Statement	61

Executive Compensation

		Target Number of FY22-24 PSUs
Named Executive Officer	Full PSU Award Value ($000s)	Year One (Granted in FY22)	Year Two (Granted in FY23)	Year Three (Granted in FY24)

Brian A. Napack (Former CEO)[1]	$1,640	9,531	9,531	9,532
Christina Van Tassell (CFO)	$797	4,785	4,786	4,786
James J. Flynn II (GM, R&L)	$215	1,249	1,249	1,249
Aref Matin (CTO)	$650	3,779	3,780	3,780
Danielle McMahan (CPO)	$340	1,978	1,979	1,979
1.PSUs shown for Mr. Napack reflect proration through his October 10, 2023, separation date
Fiscal Year 2024 Financial Results
As noted previously, fiscal year 2024 was a transition year for Wiley as the Company divested non-core businesses, restructured and realigned the organization, and recorded multiple non-cash impairments. The fiscal year 2024 incentives reflect this activity. Adjusted revenue and adjusted EBITDA targets exclude the businesses held for sale or sold during the fiscal year, so they are comparatively lower than prior year targets and actual results.

Based on achievement of adjusted revenue at 99% of target, and adjusted EBITDA between the target and outstanding levels, on a payout continuum between 0-200%, achievement for year two of the FY23-25 PSU cycle and year three of the FY22-24 PSU cycle was 121%. Percentage earned for each metric is calculated based on a continuum of performance between threshold and outstanding, multiplied by the weighting of that metric. As noted previously, adjusted revenue and adjusted EBITDA targets exclude the businesses held for sale or sold during the fiscal year, so are lower than prior year targets and actual results.

Measure	Weighting	Target ($000s)	Threshold Level	Outstanding Level	Adjusted Actual ($000S)	% of Target Achieved	% of Award Earned

Adjusted Revenue[1]	50%	$1,623	95%	105%	$1,606	99%	45%
Adjusted EBITDA[2]	50%	$332	90%	120%	$368	111%	77%
						Total	121%
1.Non-GAAP revenue for fiscal year 2024, excluding businesses held for sale or sold, adjusted to exclude the effects of foreign exchange, in accordance with the adjustment mechanics as approved at the beginning of the performance period
2.Non-GAAP adjusted EBITDA for fiscal year 2024, excluding businesses held for sale or sold, adjusted to exclude the effects of foreign exchange, in accordance with the adjustment mechanics as approved at the beginning of the performance period

62	2024 Proxy Statement

Executive Compensation
PSUs Earned for the FY22-24 Cycle
Based on annual performance against financial goals for each year of the FY22-24 cycle (with financial performance for fiscal years 2022 and 2023 reflected in the 2022 and 2023 Proxy Statements, respectively), PSUs were earned at 91% for fiscal year 2022, 43% for fiscal year 2023 and 121% for fiscal year 2024, or 85% in aggregate, as reflected in the table below. Given the decline in our common stock price over the performance period, realized payout value for leaders was approximately 56% of the target grant value.

Named Executive Officer	Fiscal Year	Target PSUs	Earned PSUs	Earned PSUs as % of Target

Brian A. Napack (Former CEO)[1]	FY24	9,532	11,534	121.0%
	FY23	9,531	4,098	43.0%
	FY22	9,531	8,673	91.0%
Christina Van Tassell (CFO)	FY24	4,786	5,791	121.0%
	FY23	4,786	2,058	43.0%
	FY22	4,785	4,354	91.0%
James J. Flynn (GM, R&L)	FY24	1,249	1,511	121.0%
	FY23	1,249	537	43.0%
	FY22	1,249	1,137	91.0%
Aref Matin (CTO)	FY24	3,780	4,574	121.0%
	FY23	3,780	1,625	43.0%
	FY22	3,779	3,439	91.0%
Danielle McMahan (CPO)	FY24	1,979	2,395	121.0%
	FY23	1,979	851	43.0%
	FY22	1,978	1,800	91.0%
1.PSUs shown for Mr. Napack reflect proration through his October 10, 2023 separation date
Fiscal Year 2024 RSUs
RSUs, representing 40% of our NEOs’ long-term incentive value under the ELTIP, vest 25% per year on April 30th, beginning one year after grant. Unvested RSUs are forfeited upon a termination of employment except in cases of death, permanent disability, or upon a Change in Control of the Company if the award is not assumed or replaced by the acquiring entity, where RSUs immediately vest.
Premium Stock Options
To reward and retain leaders for the significant effort involved in executing our value creation plan, including asset divestitures, restructuring and optimization to support the more focused strategy and improve efficiency, the Compensation Committee approved a grant of 20,000 Premium Stock Options for each of the NEOs, representing a one-time award beyond their fiscal year 2024 stock grants under the ELTIP. The options were granted at a strike price of $35, more than 10% above the closing stock price on the date of grant, have a ten-year term and vest 10%/20%/30%/40% over four years, on April 30, 2024, through 2027. Unvested options are forfeited upon a termination of employment except in cases of death, permanent disability, or upon a Change in Control of the Company if the award is not assumed or replaced by the acquiring entity, where options immediately vest. Vested options may be exercised for up to 90 days following a no-fault termination and are immediately cancelled upon termination for cause.

2024 Proxy Statement	63

Executive Compensation
Other Forms of Compensation

Health and wellness plans
The Company provides a wide variety of health and welfare benefits globally. Additionally, the company provides or makes available medical, dental, vision, life, accident and long-term disability insurance to all US- based colleagues, including the executive officers. These competitive benefits are provided primarily for the well-being of Wiley colleagues, and at the same time enhance Wiley’s attractiveness as an employer of choice.

Post-employment compensation
Depending on the circumstances of their termination, the executive officers are eligible to receive severance benefits in the form of base salary as a lump-sum payment, annual incentive, healthcare benefits and accelerated vesting of equity as determined by the provisions in their employment agreements or the Executive Severance Policy. Under a dismissal without cause or constructive discharge following a change in control, the Company provides these severance benefits because it serves the best interest of the Company and its shareholders to have executives focus on the business merits of mergers and acquisitions without undue concern for their personal financial outcome. In the case of a without cause termination or constructive discharge absent a change in control, the Company believes it is appropriate to provide severance for a limited period to bridge executives to new employment, particularly in view of our non-compete and non-solicitation covenants.

Perquisites and other personal benefits
The Company provides limited perquisites and other personal benefits to the executive officers. These taxable benefits are provided primarily for the financial security and productivity of executives, which allows greater focus on Company business activities. These limited perquisites primarily consist of financial planning and tax preparation, an allowance for business and health club memberships, and reimbursement of public transportation commuting expenses and/or parking at the Company's headquarters.

Retirement benefits
All NEOs are eligible to participate in the Company’s qualified Employees’ Savings Plan (“401(k) Plan”). However, because US tax rules governing qualified retirement plans place significant limitations on the benefits that can be paid to executives, the Company has a non-qualified retirement plan to supplement qualified retirement benefits. The Nonqualified Deferred Compensation Plan (the “NQDC Plan”) was adopted by the Board of Directors to provide the opportunity to defer compensation for those executives who are not able to take full advantage of the Company’s qualified Savings Plan because of tax rules limiting contributions. The NQDC Plan provides for Company contributions mirroring those made under the Savings Plan.

64	2024 Proxy Statement

Executive Compensation
Compensation Governance

Clawback Provisions
To ensure that our compensation program does not encourage excessive risk taking the Company maintains clawback and forfeiture provisions in both the annual and long-term incentive plans covering approximately the top 400 employees in the Company. The clawback provisions allow the Company to recoup excess incentive payments to covered participants in the event that the Company restates its financial results, or to recoup entire award amounts from an individual in the event that fraud, gross negligence or intentional misconduct contributed to the need for the restatement. In addition, during 2023 the Company adopted a separate clawback policy applicable to executive officers that also covers incentive compensation in the event of a financial restatement, and complies with recent SEC and listing exchange rules.

Stock Ownership Guidelines
The Compensation Committee believes that the ultimate goal of the long-term incentive program is to align the interests of Company shareholders and management. To reinforce this principle, the Compensation Committee established stock ownership guidelines for all executive officers participating in the long-term incentive program. The ownership guideline for the CEO is six times base salary. The ownership guideline for the other NEOs is two and one-half times base salary. Shares counted toward the ownership guidelines consist of:
▪Shares owned outright
▪Subject to the award being earned/vested, half of the performance share units earned when performance goals are achieved. (Assumes half will be surrendered to pay taxes.)
▪Half of time-based RSUs granted. (Assumes half will be surrendered to pay taxes.)

Unearned PSUs and unvested and unexercised stock options do not count toward the ownership guidelines. There is a stock retention requirement for our executive officers that requires retention of 50% of the net shares acquired upon the exercise of stock options or the vesting of PSUs and RSUs until the executive satisfies the stock ownership salary multiple. All of the NEOs are in compliance with the retention requirements under the guidelines and have met or made good progress toward their targeted stockholding guidelines.

Hedging and Pledging Prohibition
As part of our Insider Trading Policy, which applies to employees and directors, the Company prohibits:
▪any type of hedging activity, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and/or exchange funds
▪entering into short sales or purchasing, selling or exercising puts, calls or other such options pertaining to stock of the Company
▪holding securities of the Company in a margin account or otherwise pledging securities of the Company as collateral for a loan

2024 Proxy Statement	65

Executive Compensation
Summary Compensation Table
The table below sets forth the annual compensation earned by our NEOs for the years ended April 2024, 2023 and 2022.

Name and Principal Position	Fiscal Year	Salary[1] ($)	Bonus ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings[5] ($)	All Other Compensation[6] ($)	Total ($)

Matthew S. Kissner (CEO)	2024	$487.5	—	$1,694.2	$127.6	$885.7	$(92.4)	$255.1	$3,357.7
Brian A. Napack (Former CEO)	2024	$433.1	—	$2,113.2	—	$126.4	$(132.2)	$1,955.1	$4,495.6
	2023	$945.0	—	$2,688.5	—	$602.4	$11.3	$129.4	$4,376.6
	2022	$937.5	—	$2,035.4	$236.0	$1,496.9	$0.1	$242.4	$4,948.2
Christina Van Tassell (CFO)	2024	$650.0	—	$1,583.3	$127.6	$521.6	$18.3	$67.5	$2,968.4
	2023	$650.0	—	$953.7	—	$325.0	$2.9	$84.5	$2,016.0
	2022	$283.3	—	$2,124.0	$225.1	$629.2	$(1.4)	$18.4	$3,278.6
James J. Flynn II (GM, R&L)	2024	$473.3	—	$1,245.0	$127.6	$588.5	$28.7	$49.5	$2,512.6
	2023	$441.7	—	$487.0	—	$230.0	$17.3	$61.7	$1,237.7
Aref Matin (CTO)	2024	$460.0	—	$1,385.2	$127.6	$492.2	$194.7	$37.8	$2,697.6
	2023	$460.0	—	$822.8	—	$230.0	$92.8	$79.6	$1,685.1
	2022	$460.0	—	$650.2	$236.0	$465.5	$(3.9)	$110.7	$1,918.5
Danielle McMahan (CPO)	2024	$455.0	—	$845.3	$127.6	$538.0	$6.4	$53.2	$2,025.4
(All values in 000s)
1.Reflects base salary paid to the NEOs.
2.As noted on page 60 of the Compensation Discussion & Analysis, the revision of the PSU program in fiscal year 2024 to a more market driven approach of setting cumulative financial targets for the three-year (FY24–26) cycle creates an accounting and disclosure impact, which is the primary reason that the Summary Compensation Table for fiscal year 2024 shows a significant increase in stock awards for continuing NEOs. Fiscal year 2024 values include year three of the FY22-24 PSUs, year two of the FY23-25 PSUs, all FY24-26 PSUs and RSUs granted in fiscal year 2024 under the Company’s 2022 Omnibus Stock Plan and Long-Term Incentive Plan. Maximum payout of the PSUs is 200% of target and will only occur if the Company reaches preset outstanding levels of performance. See the Grants of Plan-Based Awards Table for the payout range for PSUs. To calculate the fair value of the awards, the market price on the date of grant is used in accordance with the FASB ASC Topic 718, Stock Compensation. Refer to Notes 2 and 18 in the Notes to the Consolidated Financial Statements in the Company’s 2024 Annual Report on Form 10-K for the assumptions used in determining FAS ASC Topic 718, “Compensation – Stock Compensation”.

66	2024 Proxy Statement

Executive Compensation
3.Fiscal year 2022 and 2024 values include the premium non-qualified stock options granted in fiscal year 2022 under the Company’s 2014 Key Employee Stock Plan and in fiscal year 2024 under the 2022 Omnibus Stock Plan and Long-Term Incentive Plan. The assumptions used to calculate the value of the awards are used in accordance with the FASB ASC Topic 718, Stock Compensation. Refer to Notes 2 and 18 in the Notes to the Consolidated Financial Statements in the Company’s 2022 and 2024 Annual Report on Form 10-K for the assumptions used in determining FASB ASC Topic 718, “Compensation – Stock Compensation”.
4.The total annual incentive for fiscal year 2024 was funded based on the achievement of pre-established corporate adjusted revenue and adjusted operating income targets approved by the Compensation Committee, as well as achievement of Business Transformation Objectives and personal performance.
5.Non-qualified deferred compensation earnings represent the market fluctuation on account balances based on the investment funds. Mr. Flynn's amount also reflects a change in pension value of -$6.6K.
6.All Other Compensation consists of the following in fiscal year 2024:

■Employer contributions to the Company 401(k) Plan and NQDC Plan for Messrs. Kissner and Napack, Ms. Van Tassell, Messrs. Flynn and Matin and Ms. McMahan, are valued at $21.3K, $46.6K, $43.0K, $31.3K, $21.6K and $29.5K, respectively.

■Perquisites (financial planning, health club membership fees, commuter benefits) for Messrs. Kissner and Napack, Ms. Van Tassell, Messrs. Flynn and Matin and Ms. McMahan, valued at $0.1K, $18.5K, $23.5K, $18.2K, $16.2K and $23.8K, respectively.

■Charitable donations pursuant to the Company’s Matching Gift Program paid to charities on behalf of Mr. Kissner and Ms. Van Tassell in the amounts of $3.0K and $1.0K, respectively.
■Severance for Mr. Napack in the amount of $1,890K.
■Payment to Mr. Kissner as a non-employee contractor for executive consulting services in the amount of $231K before he became interim CEO on October 10, 2023.

2024 Proxy Statement	67

Executive Compensation
Grants of Plan-Based Awards

Named Executive Officer		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock Units[3]	All Other Option Awards: Number of Securities Underlying Options [4]	Grant Date Fair Value of Stock and Option Awards ($000s) [5]
	Grant Date	Threshold ($000s)	Target ($000s)	Maximum ($000s)	Threshold (#)	Target (#)	Maximum (#)

Matthew S. Kissner (CEO)	10/10/2023	$301	$753	$2,107						—
	10/10/2023	—	—	—	—	—	—	20,028		$619.9
	11/02/2023	—	—	—	17,769	35,538	71,076	—		$1,074.3
	11/02/2023								20,000	$127.6
Brian A. Napack (Former CEO)	7/03/2023	$142	$284	$425	—	—	—	—		—
	7/03/2023	—	—	—	12,957	34,552	43,190	—		$1,181.3
	7/03/2023	—	—	—	5,917	11,833	23,666	—		$402.8
	6/22/2022	—	—	—	7,771	15,542	31,084	—		$529.1
Christina Van Tassell (CFO)	6/29/2023	$260	$650	$1,820	—	—	—	—		—
	6/23/2023	—	—	—	—	—	—	15,055		$463.5
	6/29/2023	—	—	—	2,393	4,786	9,572	—		$162.9
	6/29/2023	—	—	—	2,659	5,317	10,634	—		$181.0
	6/29/2023	—	—	—	12,833	25,666	51,332	—		$775.9
	11/2/2023								20,000	$127.6
James J. Flynn, (GM, R&L)	6/29/2023	$200	$500	$1,400	—	—	—	—		—
	6/23/2023	—	—	—	—	—	—	13,318		$410.1
	6/29/2023	—	—	—	625	1,249	2,498	—		$42.5
	6/29/2023	—	—	—	1,557	3,114	6,228	—		$106.0
	11/2/2023	—	—	—	11,353	22,705	45,410	—		$686.4
	11/2/2023								20,000	$127.6
Aref Matin (CTO)	6/29/2023	$184	$460	$1,288	—	—	—	—		—
	6/23/2023	—	—	—	—	—	—	13,318		$410.1
	6/29/2023	—	—	—	1,890	3,780	7,560	—		$128.7
	6/29/2023	—	—	—	2,352	4,704	9,408	—		$160.1
	11/2/2023	—	—	—	11,353	22,705	45,410	—		$686.4
	11/2/2023								20,000	$127.6
Danielle McMahan (CPO)	6/29/2023	$155	$387	$1,083	—	—	—	—		—
	6/23/2023	—	—	—	—	—	—	8,431		$259.6
	6/29/2023	—	—	—	990	1,979	3,958	—		$67.4
	6/29/2023	—	—	—	1,231	2,462	4,924	—		$83.8
	11/2/2023	—	—	—	7,187	14,373	28,746	—		$434.5
	11/2/2023								20,000	$127.6
1.Represents the annual incentives for fiscal year 2024 that are based on achievement of financial goals and strategic objectives. Targets and relative weighting of revenue and adjusted operating income, as well as the threshold, target and outstanding levels of performance were approved by the Compensation Committee for the fiscal year. Strategic objectives, including the Business Transformation Objectives, are designed to drive improved performance for the Company in the current and future fiscal years. Actual annual incentive payouts for fiscal year 2024 are indicated in the Summary Compensation Table.

68	2024 Proxy Statement

Executive Compensation
2.For fiscal year 2024, under the ELTIP and as part of the regular annual grant program, NEOs received 60% of their targeted long-term incentive in the form of PSUs, with payout based on cumulative attainment of financial goals for three years. The full values of fiscal year 2024 PSUs for the FY24-26 cycle are shown. The values in these columns also represent one-third of the PSU awards granted for the FY22-24 cycle and one-third of the PSU awards granted for the FY23-25 cycle, where payout for the cycle is based on average attainment of annual results for the three-years of those cycles. Grants were made pursuant to the 2014 Key Employee Stock Plan or the 2022 Omnibus Stock Plan and Long-Term Incentive Plan. Financial performance measures and relative weighting of each performance measure, as well as the threshold, target and outstanding levels of performance were approved by the Compensation Committee for all PSUs shown. Adjusted EBITDA and adjusted revenue were the performance measures used, equally weighted. No long-term incentive is payable unless the threshold performance level is reached for one of the performance measures. Earned performance share units for the FY24-26 PSU cycle vest 100% on June 30, 2026. Dividend equivalents are not paid during the performance period.
3.For fiscal year 2024, NEOs received 40% of their targeted long-term incentive in the form of RSUs as part of the regular annual grant program under the ELTIP, pursuant to the 2022 Omnibus Stock Plan and Long-Term Incentive Plan. RSUs vest 25% per year over four years, on April 30, beginning one year following grant. For Mr. Matin, as a grandfathered benefit, dividend equivalents are paid on RSU awards made, payable when the underlying shares vest.
4.A grant of 20,000 Premium Stock Options was made for each of the NEOs in November 2023, representing a one-time award beyond their fiscal year 2024 regular annual stock grants under the ELTIP. The options were granted at a strike price of $35, more than 10% above the closing stock price on the date of grant, have a ten-year term and vest 10%/20%/30%/40% over four years, on April 30, 2024-2027.
5.The grant date fair values of the PSUs, RSUs and stock options is computed in accordance with FASB ASC Topic 718, Stock Compensation. The grant date fair values of the fiscal year 2024 awards are as follows: fiscal year 2024-26 RSUs at $30.79, year three of FY22-24 PSUs and year two of FY23-25 PSUs at $34.04, FY24-26 PSUs at $30.23, and stock options at $35.00 premium price or $6.38 Black-Scholes value. The fair value disclosed in this column for the PSUs represents the total fair value of those awards at the target level. Refer to Notes 2 and 18 in the Notes to the Consolidated Financial Statements in the Company’s 2024 Annual Report on Form 10-K for the assumptions made in determining FASB ASC Topic 718, “Compensation – Stock Compensation”.

2024 Proxy Statement	69

Executive Compensation
Outstanding Equity Awards at Fiscal Year-End
The table below sets forth the outstanding equity awards held by the NEOs as of April 30, 2024.

Named Executive Officer	Number of Securities Underlying Unexercised Vested Options (#)	Number of Securities Underlying Unexercised Unvested Options (#)	Option Exercise Price ($)[1]	Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($000s)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout of Unearned Shares, Units or Other Rights that have not Vested ($000s)A

Matthew S. Kissner (CEO)	2,000	18,000	$35.00	11/2/2033	15,021D	$564.3	35,538	$1,335.2 F
Brian A. Napack (Former CEO)	—	—	—	—	24,305 A	$913.1	14,678	$551.5 E
	—	—	—	—	—	—	14,397	$540.9 G
Christina Van Tassell (CFO)	12,000	8,000	$63.07	11/22/2031	12,203 A	$458.5	10,634	$399.5 E
	2,000	18,000	$35.00	11/2/2033	2,393 B	$89.9	25,666	$964.3 F
	—	—	—	—	5,317 C	$199.8	—	—
	—	—	—	—	11,292 D	$424.2	—	—
James J. Flynn, (GM, R&L)	12,000	8,000	$63.07	9/27/2031	3,185 A	$119.7	6,227	$233.9 E
	2,000	18,000	$35.00	11/2/2033	625 B	$23.5	22,705	$853.0 F
	743	—	$55.99	6/23/2025	3,114 C	$117.0	—	—
	1,300	—	$59.70	6/23/2024	9,989 D	$375.3	—	—
Aref Matin (CTO)	12,000	8,000	$63.07	6/23/2031	9,638 A	$362.1	9,407	$353.4 E
	2,000	18,000	$35.00	11/2/2033	1,890 B	$71.0	22,705	$853.0 F
	—	—	—	—	4,704 C	$176.7	—	—
	—	—	—	—	9,989 D	$375.3	—	—
Danielle McMahan (CPO)	12,000	8,000	$63.07	6/23/2031	5,046 A	$189.6	4,924	$185.0 E
	2,000	18,000	$35.00	11/2/2033	990 B	$37.2	14,373	$540.0 F
	—	—	—	—	2,462 C	$92.5	—	—
	—	—	—	—	6,324 D	$237.6	—	—
1.The exercise price of stock options granted in fiscal year 2022 was set at a price 10% (or 14% for Ms. Van Tassell) above the fair market value of the stock on the date of grant.
2.Stock options have a term of 10 years. Stock options continue to vest and can be exercised for a period following retirement, but no later than the expiration of the option.
3.Based on the April 30, 2024, closing market price of common stock of $37.57.
A.Earned PSUs granted in fiscal year 2022 vested 100% on June 30, 2024.
B.Remaining 25% of RSUs granted in fiscal year 2022 vest on April 30, 2025.
C.Remaining 50% of RSUs granted in fiscal year 2023 vest 25% on April 30, 2025 and 25% on April 30, 2026.

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D.Remaining 75% of RSUs granted in fiscal year 2024 vest 25% on April 30, 2025, 25% on April 30, 2026 and 25% on April 30, 2027.
E.First two-thirds of PSUs granted for FY23-25 cycle, if earned, will vest 100% on June 30, 2025.
F.PSUs granted in FY24-26 cycle, if earned, will vest 100% on June 30, 2026.
G.PSUs granted in fiscal year 2024 in lieu of cash incentive that vested on July 15, 2024.
Option Exercises and Stock Vested

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($000s)	Number of Shares Acquired on Vesting (#)[1]	Value Realized on Vesting[2] ($000s)

Matthew S. Kissner (CEO)	—	—	19,274	$673.6
Brian A. Napack (Former CEO)	—	—	60,637	$2,063.5
Christina Van Tassell (CFO)	—	—	20,779	$692.6
James J. Flynn II (GM, R&L)	—	—	13,059	$467.2
Aref Matin (CTO)	—	—	33,023	$1,183.8
Danielle McMahan (CPO)	—	—	13,468	$477.6
1.Includes:
■The PSUs earned for the FY21-23 performance cycle (Messrs. Kissner, Napack, Flynn and Matin, and
Ms. McMahan)
■The last quarter of the RSUs granted in fiscal year 2021 (Messrs. Flynn and Matin, and Ms. McMahan)
■The third quarter of the RSUs granted in fiscal year 2022 (Ms. Van Tassell, Messrs. Flynn and Matin, and Ms. McMahan)
■The second quarter of the RSUs granted in fiscal year 2023 (Ms. Van Tassell, Messrs. Flynn and Matin, and Ms. McMahan)
■The first quarter of the RSUs granted in fiscal year 2024 (Mr. Kissner, Ms. Van Tassell, Messrs. Flynn and Matin, and Ms. McMahan)
■For Mr. Matin, the final third of the sign-on RSUs granted in fiscal year 2019
■For Ms. Van Tassell, the second half of the sign-on RSUs granted in fiscal year 2022
2.The value realized on the vesting of earned PSUs and RSUs represents the value of stock no longer subject to a risk of forfeiture or other restrictions, obtained by multiplying the number of shares of stock released from such restrictions by the closing market price of Class A Common Stock on the dates of vesting.

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Non-Qualified Deferred Compensation

Named Executive Officer	Executive Contributions in Fiscal Year 2024 ($)	Registrant Contributions in Fiscal Year 2024 ($)	Aggregate Earnings in Fiscal Year 2024 ($)	Aggregate Withdrawals/ Distributions Fiscal Year 2024 ($)	Aggregate Balance at 2024 Fiscal Year End ($)

Matthew S. Kissner (CEO)	$30.0	—	$11.5	$(103.9)	$240.8
Brian A. Napack (Former CEO)	$24.8	$43.4	$23.4	$(155.6)	$440.5
Christina Van Tassell (CFO)	$45.5	$27.3	$18.3	—	$197.3
James J. Flynn II (GM, R&L)	$27.6	$15.0	$35.3	—	$574.1
Aref Matin (CTO)	$243.0	$5.5	$194.7	—	$3,542.0
Danielle McMahan (CPO)	—	$14.3	$6.3	—	$115.6
(All values in 000s)

Participants in the Company’s NQDC Plan may elect to defer up to 25% of their base salary and up to 100% of their annual cash incentive compensation. If the participant’s Company matching contributions under the 401(k) Plan are restricted due to code contribution or compensation limitations, he/she is eligible to receive a Company matching contribution of up to 4.5% of pay in excess of qualified plan limits under the NQDC Plan. Mirroring Company contributions under the 401(k) Plan, the Company may make discretionary contributions, recognizing pay in excess of qualified plan limits, under the NQDC Plan.
Account balances under the NQDC Plan are distributed to participants in accordance with their individual elections made at the time of the deferral election and NQDC Plan rules. Participants may elect to receive their contributions on a designated date or upon separation of service, subject to the restrictions of Section 409A of the Code.
Distributions on account of termination or retirement are available in a lump sum or annual installments over up to 15 years.
Amounts included in the Executive Contributions in Fiscal Year 2023 are included in the Summary Compensation table Salary and Non-Equity Incentive Compensation columns. Amounts included in the Aggregate Earnings in Fiscal Year 2023 are included in the Summary Compensation table Change in Pension Value and Non-Qualified Deferred Compensation Earnings column.
The Company has selected various mutual funds and a fixed rate fund that executives can choose to enroll. Mutual fund selections may be changed at any time and these fund lineups rates of return are calculated based on the applicable Morningstar rates of return. The fixed rate fund can be selected by executives on an annual basis and the rate of return is chosen at the discretion of Wiley.

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Potential Payments upon Termination or Change in Control
The following tables present the estimated payments and benefits that would have been payable as of the end of fiscal year 2024 to each NEO in the event of:
■voluntary termination of employment
■involuntary termination of employment without cause, or constructive discharge (absent a change in control ("CoC"))
■involuntary termination of employment without cause, or constructive discharge (following a change in control)
■termination of employment due to death or permanent disability
For Mr. Napack, actual payments upon separation are shown. Such payments were made pursuant to his employment letter and equity grant agreements, and consistent with the provisions for a termination without cause.
For other NEOs, consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s termination of employment was on April 30, 2024, the last day of fiscal year 2024, using the closing price of our Common Stock on April 30, 2024 ($37.57 per share).

Matthew S. Kissner	Voluntary Termination of Employment	Involuntary Termination of Employment without Cause, or Constructive Discharge (absent CoC)	Involuntary Termination of Employment without Cause, or Constructive Discharge (following CoC)	Termination of Employment Due to Death or Permanent Disability

Severance – Base Salary	—	—	—	—
Severance – Annual Incentive	—	—	—	—
Target Annual Incentive	—	$752.5	$752.5	$752.5
ELTIP – Restricted Performance Share Units	—	$1,335.2	$1,335.2	$1,335.2
Performance Share Units Earned but Not Vested	—	—	—	—
Restricted Share Units (Time-based)	—	$564.3	$564.3	$564.3
Stock Options	$0.5	$0.5	$51.4	$51.4
Benefits	—	$38.3	$43.4	—
Non-Qualified Deferred Compensation	$240.8	$240.8	$240.8	$240.8
Total (All data in $000s)	$241.3	$2,931.6	$2,987.6	$2,944.2

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Brian A. Napack	Actual Payments Made[1] Upon Involuntary Termination without Cause

Severance – Base Salary	$1,890.0
Earned Annual Incentive	$126.4
ELTIP – Restricted Performance Share Units [1]	$827.2
Performance Share Units Earned but Not Vested	$1,491.9
Restricted Share Units (Time-based)	—
Stock Options	—
Benefits	$59.0
Non-Qualified Deferred Compensation [2]	$596.1
Total (All data in $000s)	$4,990.6
1 Will be payable on June 30, 2025 based on performance for the FY23-25 cycle
2 Includes $155.6K paid in May 2024, and aggregate balance of $440.5K as of April 30, 2024

Christina Van Tassell	Voluntary Termination of Employment	Involuntary Termination of Employment without Cause, or Constructive Discharge (absent CoC)	Involuntary Termination of Employment without Cause, or Constructive Discharge (following CoC)	Termination of Employment Due to Death or Permanent Disability

Severance – Base Salary	—	$650.0	$975.0	—
Severance – Annual Incentive	—	—	$975.0	—
Target Annual Incentive	—	$650.0	$650.0	$650.0
ELTIP – Restricted Performance Share Units	—	$720.9	$1,563.6	$720.9
Performance Share Units Earned but Not Vested	—	$458.5	$458.5	$458.5
Restricted Share Units (Time-based)	—	—	$713.9	$713.9
Stock Options	$0.5	$0.5	$51.4	$51.4
Benefits	—	$41.6	$48.4	—
Non-Qualified Deferred Compensation	$197.3	$197.3	$197.3	$197.3
Total (All data in $000s)	$197.8	$2,718.8	$5,633.1	$2,792.0

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James J. Flynn II	Voluntary Termination of Employment	Involuntary Termination of Employment without Cause, or Constructive Discharge (absent CoC)	Involuntary Termination of Employment without Cause, or Constructive Discharge (following CoC)	Termination of Employment Due to Death or Permanent Disability

Severance – Base Salary	—	$500.0	$750.0	—
Severance – Annual Incentive	—	—	$750.0	—
Target Annual Incentive	—	$500.0	$500.0	$500.0
ELTIP – Restricted Performance Share Units	—	$518.3	$1,204.0	$518.3
Performance Share Units Earned but Not Vested	—	$119.7	$119.7	$119.7
Restricted Share Units (Time-based)	—	—	$515.8	$515.8
Stock Options	$0.5	$0.5	$51.4	$51.4
Benefits	—	$30.4	$31.6	—
Non-Qualified Deferred Compensation	$574.1	$574.1	$574.1	$574.1
Total (All data in $000s)	$574.6	$2,243.0	$4,496.6	$2,279.3

Aref Matin	Voluntary Termination of Employment	Involuntary Termination of Employment without Cause, or Constructive Discharge (absent CoC)	Involuntary Termination of Employment without Cause, or Constructive Discharge (following CoC)	Termination of Employment Due to Death or Permanent Disability

Severance – Base Salary	—	$460.0	$690.0	—
Severance – Annual Incentive	—	—	$690.0	—
Target Annual Incentive	—	$460.0	$460.0	$460.0
ELTIP – Restricted Performance Share Units	—	$637.8	$1,383.2	$637.8
Performance Share Units Earned but Not Vested	—	$362.1	$362.1	$362.1
Restricted Share Units (Time-based)	—	—	$623.0	$623.0
Stock Options	$0.5	$0.5	$51.4	$51.4
Benefits	—	$44.2	$52.3	$0.0
Non-Qualified Deferred Compensation	$3,542.0	$3,542.0	$3,542.0	$3,542.0
Total (All data in $000s)	$3,542.5	$5,506.6	$7,854.0	$5,676.3

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Danielle McMahan	Voluntary Termination of Employment	Involuntary Termination of Employment without Cause, or Constructive Discharge (absent CoC)	Involuntary Termination of Employment without Cause, or Constructive Discharge (following CoC)	Termination of Employment Due to Death or Permanent Disability

Severance – Base Salary	—	$455.0	$682.5	—
Severance – Annual Incentive	—	—	$580.1	—
Target Annual Incentive	—	$386.8	$386.8	$386.8
ELTIP – Restricted Performance Share Units	—	$365.0	$817.5	$365.0
Performance Share Units Earned but Not Vested	—	$189.6	$189.6	$189.6
Restricted Share Units (Time-based)	—	—	$367.3	$367.3
Stock Options	$0.5	$0.5	$51.4	$51.4
Benefits	—	$59.0	$74.6	$0.0
Non-Qualified Deferred Compensation	$115.6	$115.6	$115.6	$115.6
Total (All data in $000s)	$116.1	$1,571.5	$3,265.4	$1,475.7
The amounts reported in these tables are estimated amounts based on current compensation levels, the terms of the Executive Severance Plan, Actual payments and benefits will depend on the circumstances and timing of any termination of employment or other triggering event. The tables do not include base salary and stock awards earned based on employment through April 30, 2024.
All of the payments and benefits described would be contingent upon the NEO signing a release and waiver; and securing restrictive covenants such as non-compete and non-solicitation.
As illustrated in the tables above, the NEOs are covered by the Executive Severance Policy which provides for the following:
In the event of involuntary termination of employment without cause, or constructive discharge, absent a change in control:
■Severance – base salary: Mr. Kissner - not eligible for severance; Ms. Van Tassell, Messrs. Flynn and Matin and Ms. McMahan – 12 months
■Annual Incentive: If NEO is active for nine months of the fiscal year, prorated incentive payable based on actual performance
■Performance Share Units: Mr. Kissner - full participation, payable at the end of the cycles once performance has been determined and approved; Other NEOs - prorated participation, payable at the end of the cycles once performance has been determined and approved
■Restricted Share Units: Mr. Kissner - continued vesting of RSUs
■Stock Options: Vested stock options may be exercised for up to 90 days
■Company-paid health insurance: Matches the NEO's respective severance period, but not to exceed 18 months

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■Non-Qualified Deferred Compensation: Paid as a lump sum or in approximately equal installments over up to 15 years per employee’s election on file and age as of termination of employment
In the event of involuntary termination of employment without cause, or constructive discharge, following a change in control:
■Severance - base salary: Mr. Kissner - not eligible for severance; Ms. Van Tassell, Messrs. Flynn and Matin, and Ms. McMahan – 18 months
■Severance - annual target incentive: Mr. Kissner - not eligible for severance; Ms. Van Tassell, Messrs. Flynn and Matin, and Ms. McMahan – 18 months
■Annual Incentive: Prorated target incentive
■Performance Share Units: Accelerated vesting of awards at the target level
■Restricted Share Units: Accelerated vesting of awards
■Stock Options: Accelerated vesting of awards which may be exercised for up to 90 days
■Company-paid health insurance: 18 months
■Non-Qualified Deferred Compensation: Payment of the current balance seven months after termination of employment
Upon a change in control as defined under the 2022 Omnibus Stock Plan and Long-Term Incentive Plan:
■Double-trigger vesting of equity will apply in cases where the acquiring company is a publicly traded company, and that company assumes or replaces the outstanding equity
■There are no excise tax “gross-ups”
A change in control shall mean an event if there is:
■a change in the ownership of the Company;
■a change in the effective control of the Company; or
■a change in the ownership of a substantial portion of the assets of the Company
For purposes of this definition, a change in the ownership occurs on the date on which any one person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), acquires ownership of stock that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company.
A change in the effective control occurs on the date in which either:
■a person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v) (B)), acquires ownership of stock possessing 30% or more of the total voting power of the stock of the Company, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or;
■a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election, but only if no other corporation is a majority shareholder.
A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), other than a

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person or group of persons that is related to the Company, acquires assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition. The determination as to the occurrence of a change in control shall be based on objective facts and in accordance with the requirements of Code Section 409A and the regulations promulgated thereunder.
As summarized in the tables above, the NEOs would receive the following in the event of termination of employment due to death or permanent disability:
■Annual Incentive: Committee has discretion to approve full incentive payable based on actual performance. The tables above show target incentive as of the end of the fiscal year
■Performance Share Units: Prorated participation, payable at the end of the cycles once performance has been determined and approved
■Restricted Share Units: Accelerated vesting of awards
■Stock Options: Accelerated vesting of awards which may be exercised for up to 90 days
■Non-Qualified Deferred Compensation: Paid as a lump sum or in approximately equal installments over up to 15 years per employee’s election on file and age as of termination of employment
Compensation Committee Report
The Compensation Committee of our Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review and these discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Executive Compensation and Development Committee:
George D. Bell, Jr. (Chair), Mari J. Baker, and David C. Dobson

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CEO Pay Ratio
Under Section 953(b) of the Dodd Act and Item 402(u) of Regulation S-K, the Company is required to provide the ratio of the annual total compensation of the Company’s CEO to the annual total compensation of the median employee of the Company (the “Pay Ratio Disclosure”).
For fiscal year 2024, the median annual total compensation of all employees of the Company (other than the CEO) was $55,823. Mr. Kissner’s annualized total compensation for fiscal year 2024, for purposes of the Pay Ratio Disclosure was $4,253,357. Based on this information, for fiscal year 2024, the ratio of the annualized compensation of the CEO to the median annual total compensation of all other employees was estimated to be 76 to 1.
Identification of Median Employee
To identify the median employee in relation to the Pay Ratio Disclosure, we used the following methodology:
■Base pay as of April 30, 2024, was our consistently applied compensation measure
■All 6,429 employees as of April 30, 2024 (full-time, part-time and temporary), other than the CEO, in all global locations were included
■Base pay was converted to USD using April 2024, monthly average exchange rates
Using this methodology, the median employee was a full-time employee located in Germany.
Annual Total Compensation
For purposes of the Pay Ratio Disclosure, our median employee’s annual total compensation for fiscal year 2024, was calculated using the same methodology we use for our named executive officers, as set forth in the Summary Compensation Table on page 66. Since Mr. Kissner was appointed CEO effective October 10, 2023, we annualized his Salary, Non-Equity Incentive Plan Compensation, and employer contributions to the Company's 401(k) Plan and Non-Qualified Deferred Compensation Plan, as disclosed in the Summary Compensation Table, and added the disclosed values of his Stock Awards, Option Awards and non-qualified deferred compensation earnings to arrive at the value used for purposes of the Pay Ratio Disclosure.
The Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be comparable to the pay ratio reported by other companies.

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Pay Versus Performance Disclosure
In accordance with Item 402(v) of SEC Regulation S-K, we provide the following disclosure regarding executive compensation from the Summary Compensation Table and adjusted to reflect Compensation Actually Paid ("CAP") for Matthew S. Kissner, the Company's President and CEO and Brian A. Napack, the Company's former President and CEO, who are both reflected as the Company's principal executive officers ("PEO") during fiscal year 2024, the average of the non-PEO NEOs, and Company performance for the fiscal years 2021 through 2024. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year (a)	Summary Compensation Table Total for PEO[1,2,3]($000) (b)		Compensation Actually Paid to PEO[1,2,3] ($000) (c)		Average Summary Compensation Table Total for Non-PEO NEOs[1] (d)	Average Compensation Actually Paid to Non-PEO NEOs[1,4,5] (e)	Value of Initial Fixed $100 Investment based on:[4]		Net Income (GAAP) ($ Millions)[7] (h)	Adjusted Revenue ($ Millions)[8] (i)
							TSR ($) (f)	Peer Group TSR ($) (g)
	PEO[2]	PEO[3]	PEO[2]	PEO[3]
2024	$3,357.7	$4,495.6	$3,768.4	$1,482.8	$2,551.0	$2,882.3	$114.3	$173.8	-$200.3	$1,606
2023	$4,376.6		$1,792.2		$1,597.7	$858.2	$112.7	$140.1	$17.2	$2,080
2022	$4,948.2		$3,889.3		$2,726.6	$2,279.7	$143.7	$148.1	$148.3	$2,069
2021	$7,339.2		$10,720.7		$2,706.9	$3,481.8	$156.8	$166.6	$148.3	$1,914
(All values in 000s)
1.Matthew S. Kissner and Brian A. Napack were our CEOs and PEOs during fiscal year 2024. Mr. Napack was our CEO and PEO for fiscal years 2023, 2022 and 2021. The individuals comprising the non-PEO NEOs for each year presented are listed below.

2024	2023	2022	2021

Christina Van Tassell	Christina Van Tassell	John A. Kritzmacher	John A. Kritzmacher
James J. Flynn II	Aref Matin	Christina Van Tassell	Todd R. Zipper
Aref Matin	Todd R. Zipper	Aref Matin	Matthew S. Kissner
Danielle McMahan	James J. Flynn II	Todd R. Zipper	Judy K. Verses
Matthew H. Leavy
2.Information reflected is for PEO Matthew S. Kissner, who was appointed as interim CEO during fiscal year 2024.
3.Information reflected is for PEO Brian A. Napack, who departed as CEO during fiscal year 2024.
4.The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s PEO and other non-PEO NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 5 below.

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5.Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the average of the non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718.

	2024			2023		2022		2021
	PEO Kissner	PEO Napack	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs

Summary Compensation Table Total (All data in $000s)	$3,357.7	$4,495.6	$2,551.0	$4,376.6	$1,597.7	$4,948.2	$2,726.6	$7,339.2	$2,706.9
Less Stock Award Value & Option Award Value Reported in SCT for the Covered Year	$1,821.8	$2,113.2	$1,392.3	$2,688.5	$755.9	$2,271.4	$1,138.0	$4,039.4	$1,144.6
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Covered Year	$2,104.0	$1,345.7	$1,671.5	$1,340.6	$376.9	$1,608.3	$745.5	$4,891.7	$1,376.5
Plus Year over Year Change in Fair Value as of the Last Day of the Covered Year of Outstanding and Unvested Equity Awards Granted in Prior Years	$—	$(10.2)	$(1.3)	$(1,168.8)	$(347.2)	$(656.5)	$(135.2)	$1,692.7	$(135.2)
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	$188.1	$—	$109.8	$296.9	$83.5	$316.5	$182.1	$479.7	$145.9
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Covered Year	$(59.6)	$(253.5)	$(56.3)	$(364.6)	$(96.9)	$(55.8)	$9.9	$356.7	$69.7
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	$—	$1,981.7	$—	$—	$—	$—	$111.1	$—	$—
Compensation Actually Paid	$3,768.4	$1,482.8	$2,882.3	$1,792.2	$858.2	$3,889.3	$2,279.7	$10,720.7	$3,481.8

6.TSR provides an indicator of the cumulative total return to shareholders of the Company’s Class A Common Stock as compared with the cumulative total return on the Dow Jones Publishing Index used in the 10-K performance graph pursuant to Item 201(e) of Regulation S-K, for the period from April 30, 2021, to April 30, 2024. Cumulative total return assumes $100 invested on April 30, 2020, and reinvestment of dividends throughout the period.
7.GAAP Net Income in Fiscal Year 2024: FY24 was a transition year for Wiley as the Company divested non-core businesses, restructured and realigned the organization, and recorded multiple non-cash impairments. Our GAAP results reflect this activity.

In FY24, the Company recorded losses on the sale of businesses and impairment charges related to held-for-sale assets totaling $183 million; goodwill impairment charges totaling $108 million; and restructuring charges totaling $63 million. This activity has freed us up to focus on our profitable and advantageous Research and Learning core. In FY24, Wiley met its Adjusted Revenue guidance and exceeded its Adjusted EBITDA and Adjusted EPS guidance, as well as other stated commitments.

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8.Our Company-selected measure is Adjusted Revenue, included as a financial measure in both our annual incentive plan and our long-term incentive plan. Revenue is adjusted to exclude the effects of foreign exchange and contributions from acquisitions made during the year in accordance with the adjustment mechanics approved at the beginning of the performance period. For fiscal year 2024, Adjusted Revenue excludes businesses held for sale or sold during the fiscal year.

Relationship between CAP and TSR. The graph below illustrates the relationship between our TSR and the Dow Jones Publishing Index TSR, as well as the relationship between CAP and our TSR for the PEO and the average of the non-PEO NEOs for the applicable reporting year.

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Relationship between CAP and GAAP Net Income. The graph below illustrates the relationship between CAP and Net Income for the PEO and the average of the non-PEO NEOs for the applicable reporting year.

Relationship between CAP and Adjusted Revenue. The graph below illustrates the relationship between CAP and Adjusted Revenue for the PEO and the average of the non-PEO NEOs for the applicable reporting year.

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Executive Compensation
Performance Measures Used to Link Company Performance and CAP
The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Company to link compensation actually paid to the named executive officers for fiscal year 2024. Each measure below is used for purposes of determining payouts under either our annual incentive plan or vesting of our performance share units. Please see the CD&A for a further description of these measures and how they are used in the Company’s executive compensation program.
■Adjusted Revenue
■Adjusted Operating Income
■Adjusted EBITDA

84	2024 Proxy Statement

Ownership of Common Stock
Stock Ownership of Officers and Directors
The table below shows the number of shares of the Company’s Class A and Class B Stock beneficially owned by the current directors, and the executive officers named in the Summary Compensation Table on page 66, and all current directors and executive officers of the Company as a group as of July 31, 2024. The percentage of ownership is calculated based on 45,301,888 outstanding shares of Class A Stock and 8,976,656 outstanding shares of Class B Stock on July 31, 2024. The percent of total voting power reflected below represents the voting power on all matters other than the election of directors, as described on page 9.

Shares Beneficially Owned by Officers and Directors[1]
	Class A Common Stock			Class B Common Stock
Named Executive Officers and Directors	Shares Beneficially Owned[2]	Shares and Share Equivalents Under Deferred Plan[4]	Percent of Class[3]	Shares Beneficially Owned[2]	Shares and Share Equivalents Under Deferred Plan[4]	Percent of Class[3]	Percent of Total Voting Power[5]

Mari J. Baker	—	33,898	—	—	—	—	—
George D. Bell, Jr.	—	32,348	—	—	—	—	—
Beth A. Birnbaum	—	18,466	—	—	—	—	—
David C. Dobson	3,390	23,574	*	—	—	—	*
James J. Flynn II6,10	27,083	—	*	—	—	—	*
Brian O. Hemphill	—	7,502	—	—	—	—	—
Matthew S. Kissner[6,7,10]	33,316	—	*	—	—	—	*
Aref Matin[6,10]	54,273	—	*	—	—	—	*
Raymond W. McDaniel, Jr.	500	53,235	*	—	—	—	*
Danielle McMahan[6,10]	25,296	—	*	—	—	—	*
Brian A. Napack[8]	183,525	—	*	—	—	—	*
William J. Pesce[9]	85,350	—	*	—	—	—	*
Inder M. Singh	—	8,641	—	—	—	—	—
Christina Van Tassell[6,10]	30,926	—	*	—	—	—	*
Jesse C. Wiley	—	—	—	24,565	—	*	*
All current directors and executive officers as a group (17 persons)[11]	309,408	177,664	*	24,665	—	*	*
*Less than 1%
1.This table is based on the information provided by the individual directors and executive officers as of July 31, 2024. In the table, percent of class was calculated on the basis of the number of shares beneficially owned as determined in accordance with Exchange Act Rule 13d-3, divided by the total number of shares issued and outstanding.
2.Includes the total amount of shares beneficially owned, including any shares directly or indirectly owned.

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Ownership of Common Stock
3.Reflects the percent of voting power of Class A Common Stock and Class B Common Stock, respectively.
4.This amount represents the number of share equivalents of Class A Stock credited to the participating director’s account pursuant to the Director Deferred Compensation Plan as described on page 40. Deferred share units are issued under the Deferred Plan upon the participating Director’s retirement and pursuant to the distribution election made by the director.
5.Represents the percent of total voting power of Class A Common Stock and Class B Common Stock. Each share of Class A Common Stock is entitled to one-tenth (1/10) of one vote and each share of Class B Common Stock is entitled to one vote. The percent of total voting power represents the voting power on all matters other than the election of directors, as described on page 9.
6.The amounts reported exclude restricted stock units granted under the 2022 Omnibus Stock Plan and Long-Term Incentive Plan that are subject to vesting conditions. Restricted stock units do not carry voting or investment rights and may not be sold. Mr. Flynn - 26,739; Mr. Matin - 28,533; Ms. McMahan - 17,853; Mr. Kissner - 42,213; and Ms. Van Tassell - 32,533.
7.Includes 16,500 shares held by an IRA in which Mr. Kissner has sole voting and investment power, and 3,161 shares held solely by Mr. Kissner's spouse through a revocable trust.
8.The information provided in this table for Mr. Napack is based on the Company’s records at the time he departed the Company in October, 2023.
9.The shares beneficially owned includes 3,218 restricted shares that will vest the day prior to the next Annual Meeting on September 26, 2024.
10.Includes shares of Class A Common Stock Underlying Stock Options that are presently exercisable or exercisable within 60 days of July 31, 2024: Mr. Flynn - 14,743; Mr. Kissner - 2,000; Mr. Matin - 14,000; Ms. McMahan - 14,000; Ms. Van Tassell - 14,000.
11.Includes current directors and executive officers of the Company.

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Ownership of Common Stock
Stock Ownership of Certain Beneficial Owners
The following table and footnotes set forth information concerning each person of record, or known to the Company to own beneficially, or who might be deemed to own, 5% or more of its outstanding shares of Class A Stock or Class B Stock as of the close of business on July 31, 2024. The percentage of ownership is calculated based on 45,301,888 outstanding shares of Class A Stock and 8,976,656 outstanding shares of Class B Stock on July 31, 2024. The table below was prepared from the records of the Company and from information furnished to it. The percent of total voting power reflected below represents the voting power on all matters other than the election of directors, as described above.

Security Ownership of Certain Beneficial Owners
	Class A Common Stock			Class B Common Stock
Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Percent of Voting Power[1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percent of Voting Power[1]	Percent of Total Voting Power[1]

E.P. Hamilton Trusts, LLC[2,7]	462,338	1.02%	0.34%	8,125,536	90.52%	60.16%	60.50%
Baker Botts L.L.P. 2001 Ross Avenue, Suite 900 Dallas, TX 75201
Deborah E. Wiley[2,3,4,8]	2,754,185	6.08%	2.04%	8,193,815	91.28%	60.66%	62.70%
Baker Botts L.L.P. 2001 Ross Avenue, Suite 900 Dallas, TX 75201
Peter B. Wiley[2,3,5,8]	2,727,929	6.02%	2.02%	8,168,658	91.00%	60.48%	62.50%
Baker Botts L.L.P. 2001 Ross Avenue, Suite 900 Dallas, TX 75201
W. Bradford Wiley II2,3,6,8	2,447,708	5.40%	1.81%	8,162,256	90.93%	60.43%	62.24%
Baker Botts L.L.P. 2001 Ross Avenue, Suite 900 Dallas, TX 75201
WG6 LLC[2,9]	1,200,000	2.65%	0.89%	—	—	—	0.89%
Baker Botts L.L.P. 2001 Ross Avenue, Suite 900 Dallas, TX 75201
W.Bradford Wiley & Associates, L.P.[2,10]	301,645	0.67%	0.22%	—	—	—	0.22%
Baker Botts L.L.P. 2001 Ross Avenue, Suite 900 Dallas, TX 75201
BlackRock, Inc.[11]	6,782,743	14.97%	5.02%	—	—	—	5.02%
55 East 52 Street
New York, NY 10055
The Vanguard Group, Inc.[12]	5,466,211	12.07%	4.05%	—	—	—	4.05%
100 Vanguard Blvd.
Malverne, PA 19355
Clarkston Capital Partners, LLC[13]	4,234,218	9.35%	3.13%	—	—	—	3.13%
91 West Long Lake Road
Bloomfield Hills, MI 48304
State Street Corporation[14]	2,471,597	5.46%	1.83%	—	—	—	1.83%
SSGA Funds Management, Inc.
1 Congress Street, Suite 1 Boston, MA 02114-2016

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Ownership of Common Stock
1.Reflects the percent of total voting power of Class A Common Stock and Class B Common Stock. Each share of Class A Common Stock is entitled to one-tenth (1/10) of one vote and each share of Class B Common Stock is entitled to one vote. The percent of total voting power represents the voting power on all matters other than the election of directors, as described on page 9.
2.Share information is based solely on information contained in a Schedule 13D filed with the SEC on July 14, 2023, by (i) E.P. Hamilton Trusts LLC, a Delaware limited liability company ("EPH LLC"), an investment holding company, (ii) WG6 LLC, a Delaware limited liability company, an investment holding company, (iii) W. Bradford Wiley & Associates, L.P., a Delaware limited partnership ("WBW LP"), (iv) Deborah E. Wiley, a retired individual citizen of the United States, (v) Peter B. Wiley, a retired individual citizen of the United States, and (vi) W. Bradford Wiley II, a retired individual citizen of the United States, (together the "Reporting Persons").
3.Includes 2,019,655 shares of Class A stock and 8,162,256 shares of Class B Common Stock over which Deborah E. Wiley, Peter B. Wiley and W. Bradford Wiley II ("Wiley Family") shared voting and shared dispositive powers. Such shares are therefore included in the amounts listed in this table for each member of the Wiley Family. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table. By virtue of the Wiley Family being members of EPH LLC, members of WG6 LLC, general partners of WBW LP, and co-trustees of Trust of Esther B. Wiley, they could be deemed to comprise a “group” within the meaning of SEC regulations. The Reporting Persons collectively beneficially own, or may be deemed to beneficially own, an aggregate of 3,890,505 shares of Class A Common Stock, which stock represents 8.59% of the outstanding Class A Common Stock and 2.88% of the combined voting power of the Class A Common Stock and Class B Common Stock, and (ii) 8,200,217 shares of Class B Common Stock, which stock represents 91.35% of the outstanding Class B Common Stock and 60.71% of the combined voting power of the Class A Common Stock and Class B Common Stock. Including the individual holdings of the Reporting Persons of Class A Common Stock and Class B Common Stock, the Reporting Persons own, or may be deemed to own, stock representing a total of 63.59% of the combined voting power of Class A Common Stock and Class B Common Stock.
4.In addition to the amounts of Class A Common Stock and Class B Common Stock described in footnote 3, the holdings of Deborah E. Wiley include 734,529 shares of Class A Common Stock and 31,559 shares of Class B Common Stock held through IRA or trust vehicles over which Deborah E. Wiley has sole voting and sole dispositive power.
5.In addition to the amounts of Class A Common Stock and Class B Common Stock described in footnote 3, the holdings of Peter B. Wiley include 708,273 shares of Class A Common Stock and 6,402 shares of Class B Common Stock held through trusts controlled by and over which Peter B. Wiley may be deemed to have beneficial ownership.
6.In addition to the amounts of Class A Common Stock and Class B Common Stock described in footnote 3, the holdings of W. Bradford Wiley include 428,047 shares of Class A Common Stock over which W. Bradford Wiley has sole voting and sole dispositive power.
7.Deborah E. Wiley, Peter B. Wiley and W. Bradford Wiley II, as members of the EPH LLC established for the purpose of investing in, owning and managing securities of John Wiley & Sons, Inc., share beneficial ownership. EPH LLC had sole voting and dispositive power with respect to 462,338 shares of Class A Common Stock and 8,125,536 shares of Class B Common Stock, and shared voting and dispositive power with respect to 0 shares.
8.Deborah E. Wiley, Peter B. Wiley and W. Bradford Wiley II, as co-trustees of the Trust of Esther B. Wiley, share voting and investment power with respect to 55,673 shares of Class A Stock and 36,720 shares of Class B Stock.
9.Deborah E. Wiley, Peter B. Wiley and W. Bradford Wiley II, as members of WG6 LLC, share beneficial ownership. WG6 LLC had sole voting and dispositive power with respect to 1,200,000 shares of Class A Common Stock, and shared voting and dispositive power with respect to 0 shares.
10.Deborah E. Wiley, Peter B. Wiley and W. Bradford Wiley II, as general partners of WBW LP, share beneficial ownership. WBW LP had sole voting and dispositive power with respect to 301,645 shares of Class A Common Stock, and shared voting and dispositive power with respect to 0 shares.
11.Share information for BlackRock, Inc. is as of December 31, 2023, and is based solely on information contained in a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 22, 2024. According to the Schedule 13G/A, BlackRock, Inc. had sole voting power with respect to 6,566,681 shares, and sole dispositive power with respect to 6,782,743 shares. This Schedule was filed by BlackRock, Inc. on behalf of itself, BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment, Management (Australia) Limited, BlackRock Fund Managers Ltd.

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Ownership of Common Stock

12.Share information for The Vanguard Group, Inc. is as of December 29, 2023, and is based solely on information contained in a Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 13, 2024. According to the Schedule 13G/A, The Vanguard Group, Inc. had sole voting power with respect to 0 shares, shared voting power with respect to 27,142 shares, sole dispositive power with respect to 5,398,335 shares, and shared dispositive power with respect to 67,876 shares.
13.Share information for Clarkston Capital Partners, LLC is as of December 29, 2023, and is based solely on information contained in a Schedule 13G/A filed by Clarkston Capital Partners, LLC with the SEC on February 7, 2024. According to the Schedule 13G, Clarkston Capital Partners, LLC had sole voting power with respect to 0 shares, shared voting power with respect to 4,216,118 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 4,234,218 shares. This Schedule was filed jointly pursuant to that certain Joint Filing Agreement: Clarkston Capital Partners, LLC, Clarkston Companies, Inc., Modell Capital LLC, Jeffrey A. Hakala, Gerald W. Hakala, and Jeremy J. Modell.
14.Share information for State Street Corporation is as of December 31, 2023, and is based solely on information contained in a Schedule 13G/A filed by State Street Corporation with the SEC on January 24, 2024, and amended on August 9, 2023. According to the Schedule 13G/A, State Street Corporation had sole voting power with respect to 0 shares, shared voting power with respect to 2,345,482 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 2,471,597 shares. This Schedule was filed by State Street Corporation on behalf of itself, SSGA Funds Management, Inc., State Street Global Advisors Europe Limited, State Street Global Advisors Limited, State Street Global Advisors Trust Company, State Street Global Advisors, Australia, Limited.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our Class A and Class B Stock, the Company's registered classes of equity securities, to file with the SEC reports of ownership and changes in ownership of our equity securities. Based upon review of such reports and related information, we believe all filing requirements were complied with in a timely manner during Fiscal Year 2024, except for, due to administrative oversight, (a) Mr. Singh’s Form 4 report filed on September 29, 2023, relating to deferred share units acquired through dividend reinvestment; (b) Mr. Dobson’s Form 4 report filed on October 19, 2023, relating to shares acquired through dividend reinvestment; (c) Ms. Silver’s Form 4 report filed on May 2, 2024, relating to shares acquired through dividend reinvestment; and (d) Mr. Kissner’s Form 4 report filed on May 8, 2024, relating to the sale of shares via his spouse's revocable trust.

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Information about the annual meeting
Voting Procedures
Who may vote at the Annual Meeting?
Only shareholders of record at the close of business on July 31, 2024, are entitled to vote at the Annual Meeting of Shareholders on the matters that come before the Annual Meeting.
The holders of Class A Stock, voting as a class, are entitled to elect three (3) directors, and the holders of Class B Stock, voting as a class, are entitled to elect seven (7) directors. Each outstanding share of Class A Stock and Class B Stock is entitled to one vote for each Class A or Class B director, respectively. For all other matters, each share of Class A Common Stock is entitled to one-tenth (1/10) of one vote and each share of Class B Common Stock is entitled to one vote.
How do I vote?
Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote your shares without attending the Annual Meeting. Shareholders of record can vote, and save the Company expense, by using the Internet or by calling the toll-free telephone number printed on the proxy card. Voting instructions (including instructions for both telephonic and Internet voting) are provided on the proxy card. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders participating or voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.
If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from such record holder. The availability of Internet and telephone voting will depend on their voting procedures.
If you do vote by Internet or telephone, it will not be necessary to return your proxy card. If you do not choose to vote using these two, you may return your proxy card, properly signed, and the shares will be voted in accordance with your directions. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If no choices are specified, the shares represented by that proxy card will be voted as recommended by the Board.
If a shareholder does not return a signed proxy card, vote by the Internet, by telephone or attend the Annual Meeting and vote in person or via the Internet, his or her shares will not be voted.

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Information About the Annual Meeting

Date and Time	Advanced Voting Methods
The 2024 Annual Meeting will be held on Thursday, September 26, 2024, at 8:00 A.M. EDT.	Internet: You will need the 16-digit number included in your proxy card, voting instruction form or notice – www.proxyvote.com
Location
The 2024 Annual Meeting of Shareholders of John Wiley & Sons, Inc. will be held online at www.virtualshareholdermeeting.com/WLY2024	Telephone: Call the phone number located on your proxy card or voting instruction form

Mail: Complete, sign, date and return your proxy card or voting instruction form in the envelope provided

What happens if I do not give specific voting instructions when I deliver my proxy?
Shares represented by properly executed proxies, received by us or voted by telephone or via the Internet, which are not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. Subject to the broker non-vote rules set forth below, if instructions are not given, proxies will be voted for the election of each nominee, for the approval of our executive officer compensation and for the ratification of our independent auditors.
What constitutes a quorum in order to hold and transact business at the Annual Meeting?
The presence in person or by proxy of a majority of the outstanding shares of Class A Stock or Class B Stock entitled to vote for directors designated as Class A or Class B directors, as the case may be, will constitute a quorum for the purpose of voting to elect that class of directors. The presence in person or by proxy of a majority of all outstanding Class A and Class B shares will constitute quorum for the transactions of other shareholder proposals not required to be voted on separately by class. The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” or, in the case of election of directors, “withheld,” or any "broker non-votes," will be included in the number of shares present during the Annual Meeting to determine whether a quorum is present.
What is the voting requirement to approve each of the proposals and how will abstentions and broker non-votes be treated?
For Proposal 1, all elections shall be determined by a plurality of the shares of Class A Stock or Class B Stock entitled to vote thereon for directors designated as Class A or Class B directors, as the case may be. This means that the three Class A and seven Class B nominees receiving the highest number of affirmative “FOR” votes will be elected as directors of the Company. Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee (broker non-votes), or shares marked as “withheld” for such nominee will not be counted toward such nominee’s achievement of a plurality. Proposals 2 and 3 require approval by a majority of votes of the shares of Class A Stock and Class B Stock, voting together, cast at the Annual Meeting. Abstentions and broker non-votes, as applicable, are not counted in determining the votes cast, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

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Information About the Annual Meeting
A “broker non-vote” occurs when your broker submits a proxy for the meeting but does not vote on non-discretionary matters because you did not provide voting instructions on those matters (this applies to matters other than ratification of our auditors).
If you are a beneficial shareholder and your broker holds your shares in its name, the broker is permitted to vote your shares on Proposal 2 even if the broker does not receive voting instructions from you as the proposal is considered a “routine matter.”
Can I revoke my proxy or change my vote after I have voted?
Any shareholder giving a proxy (including one given by the Internet or telephone) has the right to revoke it at any time before it is exercised by giving notice in writing to the Corporate Secretary, by delivering a duly executed proxy bearing a later date to the Secretary (or by subsequently completing a telephonic or Internet proxy) prior to the Annual Meeting of Shareholders, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.
Who will count the votes?
We have retained Broadridge Financial Solutions, Inc. as the inspectors of election to tabulate the votes and certify the vote results.
Where can I find the voting results of the Annual Meeting?
We expect to announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Form 8-K filed with the SEC within the time period prescribed by SEC rules.
How are proxies solicited and what is the cost?
Since many of our shareholders are unable to attend the Annual Meeting, the Board solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting.
The Company will bear the costs of soliciting proxies. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and other colleagues of the Company may also solicit proxies personally or by mail, telephone or facsimile, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of common stock in their names will be reimbursed for their reasonable out-of-pocket expenses in forwarding proxy material to their principals.

92	2024 Proxy Statement

Information About the Annual Meeting
Attending the Annual Meeting
Who can attend the Annual Meeting?
Shareholders of record as of the record date, July 31, 2024, will be able to attend and participate in the online meeting.
How can I listen to, attend, vote, and participate at the Annual Meeting?
We are holding our Annual Meeting in a virtual-only format. At the virtual Annual Meeting, shareholders will be able to listen to the meeting live and vote. Shareholders will be afforded the same rights and opportunities to participate as they would if they attended in-person. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/WLY2024, you will need to have your 16-digit proxy number to attend the Annual Meeting, which can be found on your proxy card. Although you may vote online during the virtual Annual Meeting, we encourage you to vote in advance via the Internet, by telephone or by mail as outlined in the Notice of Internet Availability of Proxy Materials or on your proxy card to ensure that your shares are represented and voted.
Shareholders will be able to ask questions through the virtual meeting website either before or during the meeting.
Questions may be submitted during the virtual Annual Meeting through www.virtualshareholdermeeting.com/WLY2024. The Company will answer appropriate questions during the virtual Annual Meeting.

2024 Proxy Materials
Why am I receiving these proxy materials?
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of John Wiley & Sons, Inc. of proxies to be used at the Annual Meeting of Shareholders to be held on September 26, 2024, at the time and place set forth in the accompanying Notice of Meeting and at any and all adjournments thereof. This Proxy Statement and accompanying forms of proxy relating to each class of Common Stock are first being sent or given to shareholders on or about August 14, 2024.
Why did I receive a Notice of Internet Availability in the mail instead of printed proxy materials?
This year we are again using the “Notice and Access” system adopted by the SEC relating to the delivery of proxy materials over the Internet. As a result, we mailed you a notice about the Internet availability of the proxy materials instead of paper copies. Shareholders will have the ability to access the proxy materials over the Internet. We believe that the Notice and Access rules will allow us to use Internet technology that many shareholders prefer, assure more prompt delivery of the proxy materials, lower our cost of printing and delivering the proxy materials, and minimize the environmental impact of printing paper copies.

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Information About the Annual Meeting
How can I get electronic access to the proxy materials?
The Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com. Shareholders may request a paper copy of the materials by mail, by e-mail or by telephone. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice of Meeting.
Will I get more than one copy of the Notice of Internet Availability or proxy materials if multiple shareholders share my address?
Only one copy of the Notice of Internet Availability or proxy materials, as applicable, is being delivered to multiple shareholders sharing an address unless one or more of the shareholders at that address have notified the Company of their desire to receive multiple copies. The Company will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability or proxy materials, as applicable, to any shareholder residing at a shared address to which only one copy was delivered. Requests for additional copies of these materials for the current year or future years should be directed to the Corporate Secretary at John Wiley & Sons, Inc., 111 River Street, Hoboken, NJ 07030. Alternatively, additional copies may be requested via Internet at www.proxyvote.com, or by calling the phone number located on your proxy card or voting instruction form. Shareholders of record residing at the same address and currently receiving multiple copies of the Notice of Internet Availability or proxy materials, as applicable, may contact the Company’s Corporate Secretary to request that only a single copy be delivered in the future.

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Other Matters
The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

Shareholder Proposals and Director Nominations for the 2025 Annual Shareholder Meeting
If a shareholder intends to present a proposal for action at the 2025 Annual Meeting and wishes to have such proposal considered for inclusion in our proxy materials in reliance on SEC Rule 14a-8, the proposal must be submitted in writing and received by the Secretary of the Company no later than 11:59 p.m. EDT on April 16, 2025. Such proposal must also meet the other requirements of the rules of the SEC relating to shareholder proposals.
If a shareholder submits a proposal outside of Rule 14a-8 for the 2025 Annual Meeting and the proposal fails to comply with the advance notice procedure prescribed by our By-Laws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Company’s Board to vote on the proposal.
Our By-Laws establish an advance notice procedure with regard to certain matters, including shareholder proposals and nominations of individuals for election to the Board. In general, written notice of a shareholder proposal or a director nomination for an annual meeting must be received by the Secretary of the Company no earlier than April 29, 2025, and no later than 11:59 p.m. EDT on May 29, 2025, and must contain specified information and conform to certain requirements, as set forth in greater detail in the By-Laws. If the Company’s presiding officer at any shareholders’ meeting determines that a shareholder proposal or director nomination was not made in accordance with the By-Laws, the Company may disregard such proposal or nomination. Shareholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our By-Laws must comply with the additional requirements of Rule 14a-19(b).
Proposals and nominations should be addressed to Corporate Secretary, John Wiley & Sons, Inc., 111 River Street, Hoboken, New Jersey 07030-5774.
The Company has not received notice from any shareholder of its intention to bring a matter before the 2024 Annual Meeting. At the date of this Proxy Statement, the Board of Directors does not know of any other matter to come before the meeting other than the matters set forth in the Notice of Meeting. However, if any other matter, not now known, properly comes before the meeting, the persons named on the enclosed proxy will vote said proxy in accordance with their best judgment on such matter. Shares represented by any proxy will be voted with respect to the proposals outlined above in accordance with the choices specified therein or in favor of any proposal as to which no choice is specified.

2024 Proxy Statement	95

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Savings Time on September 25, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/WLY2024 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available on your proxy card and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Savings Time on September 25, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ADDRESS CHANGE/COMMENTS For comments and/or address changes, please send via email to: corpsec@wiley.com TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. JOHN WILEY & SONS, INC. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends a vote "FOR" all nominees in Proposal 1, and "FOR" proposals 2 and 3. 1. The election as directors of all nominees listed below, except as marked to the contrary. Nominees: 01) Beth A. Birnbaum 02) Brian O. Hemphill 03) Inder M. Singh 2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending April 30, 2025. 3. Approve, on an advisory basis, the compensation of our named executive officers. For Against Abstain PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name(s) appear(s) hereon. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date YOUR VOTE IS IMPORTANT! PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS CLASS A Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. PROXY/VOTING INSTRUCTION CARD JOHN WILEY & SONS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Deirdre Silver, Christina Van Tassell, and Jesse Wiley as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class A Common Stock, which the signee is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. to be held on September 26, 2024, at 8:00 A.M., Eastern Daylight Saving Time, and any postponements or adjournments thereof. The proxies are directed to vote as specified, and in their discretion on all other matters which may come before the Meeting or any adjournments thereof. If no direction is given, this proxy will be voted "FOR" all nominees in Proposal 1, and "FOR" proposals 2 and 3. (Continued, and to be marked, dated and signed, on the other side) 01) Mari J. Baker 02) George D. Bell, Jr. 03) David C. Dobson 04) Matthew S. Kissner 05) Raymond W. McDaniel, Jr. 06) William J. Pesce 07) Jesse C. Wiley Date YOUR VOTE IS IMPORTANT! PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS CLASS B Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. PROXY/VOTING INSTRUCTION CARD JOHN WILEY & SONS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Deirdre Silver, Christina Van Tassell, and Jesse Wiley as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class B Common Stock, which the signee is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. to be held on September 26, 2024, at 8:00 A.M., Eastern Daylight Saving Time, and any postponements or adjournments thereof. The proxies are directed to vote as specified, and in their discretion on all other matters which may come before the Meeting or any adjournments thereof. If no direction is given, this proxy will be voted "FOR" all nominees in Proposal 1, and "FOR" proposals 2 and 3. (Continued, and to be marked, dated and signed, on the other side)